EXHIBIT 10.35


                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         AGREEMENT (this "AGREEMENT") is made and entered into as of the 27th day of June, 2007, by and between BLUEFIN CAPITAL, LLC, a Delaware limited liability company (the "LENDER"), and TAG-IT PACIFIC, INC., a Delaware corporation (the "BORROWER").

                              W I T N E S S E T H :

         WHEREAS, the Borrower is engaged in the business of distributing a full range of apparel, zipper and trim products to manufacturers of fashion apparel, specialty retailers and mass merchandisers (collectively, the "BUSINESS OPERATIONS"); and

         WHEREAS, in order to provide funds for (a) the repayment and retirement of the Convertible Debentures (as such term is hereinafter defined), and (b) the Borrower's working capital and other general corporate purposes, the Borrower has requested the Lender to extend to the Borrower a revolving credit facility and a term loan on the terms and conditions of this Agreement; and

         WHEREAS, the Lender is willing and able to provide such revolving credit facility and make such term loan to the Borrower on the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

I.       DEFINITIONS

         SECTION 1.01. DEFINED TERMS. In addition to the other terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

                  "ACCOUNTS" shall mean "accounts" (as defined in the UCC) of the Borrower and its Subsidiaries from time to time.

                  "ACCOUNT DEBTOR" shall mean any Person who is obligated on an Account.

                  "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "ADVANCES" shall mean the principal amounts loaned to the Borrower from time to time pursuant to Section 2.01 below.

                  "AFFILIATE" shall mean, with respect to any Person, any other Person in Control of, Controlled by, or under common Control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, without limitation, any officer or director of the first Person or any of its Affiliates; PROVIDED, HOWEVER, that neither the Lender nor any of its Affiliates shall be deemed an "Affiliate" of the


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Borrower for any purposes of this Agreement. For the purpose of this definition, a "substantial interest" shall mean the direct or indirect legal or beneficial ownership of more than ten (10%) percent of any class of stock or similar interest.

                  "AGREEMENT" shall mean this Revolving Credit and Term Loan Agreement as it may from time to time be amended, modified, supplemented and/or restated.

                  "APPLICABLE  LAW" shall mean all applicable  provisions of all
(a) constitutions, statutes, ordinances, rules, regulations and orders of all governmental and/or quasi-governmental bodies, (b) Government Approvals, and (c) order, judgments and decrees of all courts and arbitrators.

                  "AVAILABILITY" shall mean the amount (if any) by which, at the time of determination, (a) the Revolving Credit Commitment exceeds (b) the outstanding principal amount of Advances.

                  "BORROWING BASE" shall mean an amount, determined in accordance with the most recent borrowing base report theretofore provided to the Lender under Section 5.04(d) below, equal to (a) 75% of Eligible Accounts, PLUS (b) 55% of Eligible Inventory, PLUS (c)(i) $1,200,000 at all times from the Closing Date through and including June 30, 2007, (ii) $750,000 at all times from July 1, 2007 through and including September 30, 2007, and (iii) $500,000 at all times from October 1, 2007 through and including March 31, 2008, MINUS
(d) the amount (if any) of the Debenture Reserve at the date of determination, MINUS (e) such other reserves as the Lender may establish from time to time in its Permitted Discretion (including, without limitation, to account for Account concentration and other risks of collection, and for obsolete, slow-moving or otherwise problematic inventory). In the event that the Borrower has not timely delivered a current Borrowing Base report in accordance with Section 5.04(d) below, then the applicable Borrowing Base shall be such amount as is established by the Lender, until such time as the Borrower has delivered a current Borrowing Base report.

                  "BORROWING DATE" means the Business Day on which the Lender makes a Loan hereunder.

                  "BUSINESS DAY" shall mean a day other than (a) a Saturday, (b) a Sunday, or (c) a day on which banking institutions in either the State of Florida or the State of California are authorized or required by law or executive order to close.

                  "CAPITAL EXPENDITURES" shall mean with respect to any Person, all expenditures of such Person for tangible assets which are capitalized, and the fair value of any tangible assets leased by such Person under any lease which would be a Capitalized Lease, determined in accordance with GAAP, including all amounts paid or accrued by such Person in connection with the purchase (whether on a cash or deferred payment basis) or lease (including
Capitalized Lease Obligations) of any machinery, equipment, real property, improvements to real property (including leasehold improvements), or any other tangible asset of such Person which is required, in accordance with GAAP, to be treated as a fixed asset on the consolidated balance sheet of such Person.


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                  "CAPITALIZED LEASE" shall mean any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

                  "CAPITALIZED LEASE OBLIGATION" shall mean with respect to any Person, the amount of the liability which reflects the amount of future payments under all Capitalized Leases of such Person as at any date, determined in accordance with GAAP.

                  "CASH EQUIVALENTS" shall mean (a) marketable securities issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition; (b) time deposits, demand deposits, certificates of deposit, acceptances or prime commercial paper issued by, or repurchase obligations for underlying securities of the types described in clause (a) entered into with any commercial bank having a short-term deposit rating of at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.; (c) commercial paper with a rating of A-I or A-2 or the equivalent thereof by Standard & Poor's Corporation or P-1 or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within twelve (12) months after the date of acquisition; (d) marketable direct obligations issued by any state in the United States or any agency or instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof and, at the time of acquisition, have one of the two highest ratings generally obtainable from either Standard & Poor's Corporation or Moody's Investors Services, Inc.; (e) tax-exempt commercial paper of United
States municipal, state or local governments rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Services, Inc. and maturing within twelve (12) months after the date of acquisition thereof; (f) any other items selected by the Borrower and approved by the Lender (which approval shall not be unreasonably withheld or delayed); or (g) any mutual fund or other pooled investment vehicle which invests principally in the foregoing obligations.

                  "CLOSING DATE" shall mean the date on which the Term Loan is funded.

                  "CLOSING FEE" shall mean the sum of $250,000 with respect to the Term Loan, which shall be payable in accordance with Section 2.03(a) below.

                  "CODE" shall mean the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, as in effect from time to time.

                  "COLLATERAL" shall mean all collateral pledged by the Borrower and/or any of the Subsidiaries as security for the payment and performance of the Obligations, whether pursuant to the Collateral Agreement or any other Security Document.

                  "COLLATERAL AGREEMENT" shall mean the Collateral Agreement, dated as of the Closing Date, by and between the Borrower and the Lender, as same may be amended, modified, supplemented and/or restated from time to time.

                  "COMMITMENT FEES" shall mean the annual fees payable to the Lender pursuant to Section 2.03(b)(ii) below.


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


                  "COMMON STOCK" shall mean the authorized common stock of the Company, $.001 par value per share.

                  "CONFIDENTIAL INFORMATION" shall mean information that the Borrower furnishes to the Lender which is not generally available to the public or available to the Lender from a source other than the Borrower which is not, to the Lender's knowledge, bound by any confidentiality agreement in respect thereof.

                  "CONTRACT" shall mean any indenture, agreement (other than this Agreement), other contractual restriction, lease in which the Borrower or any Subsidiary is a lessor or lessee, license or instrument.

                  "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

                  "CONTROL AGREEMENT" shall mean, with respect to each bank account (including, without limitation, the Escrow Account) and/or securities account maintained by or in the name of the Borrower or any Subsidiary from time to time, an agreement executed and delivered by the Borrower (or the subject Subsidiary, as applicable) and the account intermediary, whereby the account intermediary acknowledges the Lender's Lien on such account and all funds or property therein, and "control" (within the meaning of the UCC) over such account is established in favor of the Lender.

                  "CONVERTIBLE DEBENTURES" shall mean the Convertible Promissory Notes of the Borrower dated November 9, 2004 in the aggregate principal amount of $12,500,000, which by their terms mature on November 9, 2007.

                  "DEBENTURE RESERVE" shall mean, at any time, an amount equal to the positive difference (if any) of (a) the aggregate outstanding principal amount and unpaid accrued interest of the Convertible Debentures at such time, MINUS (b) the amount of funds then on deposit in the Escrow Account.

                  "DEFAULT" shall mean any of the events specified in Article VII hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "DISCLOSURE SCHEDULE" shall mean the disclosure schedule, dated as of the Closing Date, executed and delivered by the Borrower to the Lender, the section numbers of which correspond to the Section numbers of this Agreement.

                  "DOLLARS" or "$" shall mean United States Dollars, lawful currency for the payment of public and private debts.

                  "DOMESTIC SUBSIDIARY" shall mean any Subsidiary which is incorporated or formed under the laws of the United States, any State or Commonwealth in the United States, or the District of Columbia.


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


                  "EBITDA" shall mean, for the subject period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Net Income, MINUS
(b) net income attributable to any Subsidiary to the extent, but only to the extent, that such net income is (A) not available for distribution to the Borrower for more than six (6) months, or (B) required by the Borrower's auditors to be reserved in whole or in part as a result of restrictions on distribution (PROVIDED, HOWEVER, that this clause (B) shall not apply if such reserve(s) is included in Net Income), PLUS (c) Interest Expense deducted in the calculation of such Net Income, PLUS (d) taxes on income, whether payable or accrued, deducted in the calculation of such Net Income (except that taxes actually paid in cash shall not be added back pursuant to this clause (d)), PLUS
(e) depreciation  expense  deducted in the calculation of such Net Income,  PLUS
(f) amortization  expense  deducted in the calculation of such Net Income,  PLUS
(g) all other non-cash charges and expenses (including equity incentive plan expenses) deducted in the calculation of such Net Income, excluding accruals for cash expenses made in the ordinary course of business, MINUS (h) any non-cash gains included in the calculation of such Net Income, PLUS (i) losses deducted in the calculation of such Net Income from any sales of assets, other than sales in the ordinary course of business, MINUS (j) gains added in the calculation of such Net Income from any sales of assets, other than sales in the ordinary course of business, PLUS (k) other extraordinary or non-recurring non-cash losses deducted in the calculation of such Net Income, MINUS (l) other extraordinary or non-recurring non-cash gains added in the calculation of such Net Income, all determined in accordance with GAAP.

                  "ELIGIBLE ACCOUNT" shall mean the face amount of each trade Account of the Borrower or a Subsidiary (if same has executed a Guaranty Agreement and become a party to the Collateral Agreement) for services rendered or goods and products sold in the ordinary course of the Business Operations which the Lender, in its Permitted Discretion, deems to be an Eligible Account; PROVIDED, HOWEVER, that an Account shall not be deemed an Eligible Account unless it meets all of the following conditions:

                  (a) the subject services or products and goods have been rendered, shipped or delivered on an absolute sale basis to an Account Debtor which is not an Affiliate, vendor or supplier of the Borrower or a Subsidiary, with an invoice date contemporaneous with or within thirty (30) calendar days after the date of shipment or service, and which does not constitute a consignment sale, bill-and-hold sale, sale-and-return or other such arrangement and is not subject to any other repurchase, return or offset agreement binding upon the Borrower or a Subsidiary; the subject services or products and goods have been rendered, shipped and delivered (or shipped f.o.b.) to such Account Debtor on an open account basis (or with payment guaranteed by a letter of credit, drawn on or by a domestic financial institution, acceptable to the Lender in all respects), and no part of the subject services, products or goods has been returned, rejected, lost or damaged; the Account is not evidenced by chattel paper or an instrument of any kind; and such Account Debtor, unless pre-approved in writing by the Lender, is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind in any jurisdiction;

                  (b) if the Account Debtor is located outside the continental United States, either (i) payment for the subject services or goods shall be secured by an irrevocable letter of credit, which letter of credit shall have been confirmed by a financial institutional reasonably acceptable to the Lender payable in the full amount of the face value of the Account in Dollars or


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other  currency  reasonably  acceptable to the Lender,  or (ii) such Account and
Account Debtor are reasonably satisfactory to the Lender in its Permitted Discretion;

                  (c) it is a valid, legally enforceable obligation of the Account Debtor thereunder payable in Dollars or other currency reasonably satisfactory to the Lender, and is not subject to any recoupment, offset or other defense or any discount or chargeback on the part of such Account Debtor (provided that prompt payment discounts granted in the ordinary course of business shall not cause an Account to be disqualified hereunder, so long as only the discounted amount of such Account, if not otherwise disqualified, is included in the calculation of the Borrowing Base) or to any claim on the part of such Account Debtor denying liability thereunder (provided that the undisputed portion may be considered to be an Eligible Account);

                  (d) it is subject to no Lien whatsoever, except for the Lien of the Lender;

                  (e) it has not remained unpaid in whole or in part for a period exceeding ninety (90) days after the original invoice date;

                  (f) it does not arise out of a transaction (whether direct or indirect) with an employee, officer, agent, director or Affiliate of the Borrower or any Subsidiary or with any entity controlled by any employee, officer, agent or director of the Borrower or any Subsidiary (unless, in any such case, a majority of the disinterested members of the Board of Directors of the Borrower has approved the subject transaction and such transaction is on an arms'-length basis);

                  (g) it is not subject to any contract retainage or other withholding of any portion of payments on amounts invoiced, whether to secure the Borrower's or any Subsidiary's performance or otherwise;

                  (h) it does not represent the unpaid portion of an Account any portion of which was previously paid or agreed to be paid through the issuance or delivery of equity securities or other non-cash consideration;

                  (i) if the Account Debtor is the United States, any State or Commonwealth therein, or any department, agency or instrumentality thereof, or any foreign government or agency of a foreign government, the Borrower or the applicable Domestic Subsidiary has duly assigned its rights to payment of such Account to the Lender pursuant to the federal Assignment of Claims Act, any comparable state statutes or any comparable foreign statutes (as applicable);

                  (j) the Lender has a perfected first priority Lien in such Account;

                  (k) such Account is not payable by any person other than the Account Debtor (such as a beneficiary, recipient or subscriber individually), provided that the portion thereof which is payable by the Account Debtor may be considered to be an Eligible Account;

                  (l) at least sixty (60%) percent in dollar amount of the total Accounts owed by such Account Debtor and/or its Affiliates constitute Eligible Accounts;


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


                  (m) the total Accounts owed by the subject Account Debtor and/or its Affiliates constitute less than ten (10%) percent of the net collectible dollar value of all Eligible Accounts (provided that only the excess over ten (10%) percent shall be disqualified under this clause (m), unless the Lender has otherwise consented in writing to the inclusion of all or any portion of such excess);

                  (n) such Account is payable solely to the Borrower or a Subsidiary, and the Borrower or such Subsidiary is not aware of any dispute by the Account Debtor with respect to such Account; and

                  (o) it is not otherwise determined by the Lender, in the Lender's Permitted Discretion, to be difficult to collect, uncollectible or otherwise unacceptable for any reason.

                  "ELIGIBLE INVENTORY" shall mean the lower of the cost (on a [first in-first out] basis) or fair market value of that inventory consisting of raw materials or finished goods (but excluding work in process and product models or samples) of Borrower or any Subsidiary which is party to the Collateral Agreement which (a) is in good and merchantable condition, (b) was manufactured in accordance with and meets all standards imposed by any governmental agency having regulatory authority over such goods and/or their use, manufacture and/or sale, (c) is in the physical possession of the Borrower or the subject Subsidiary, or has been shipped to the Borrower or the subject Subsidiary with title thereto having passed to the Borrower or such Subsidiary (provided that up to $100,000 in value of inventory held by a vendor/supplier for drop shipment to a customer for the benefit of the Borrower or the subject Subsidiary may be considered to be Eligible Inventory if it otherwise meets all other criteria set forth in this definition), (d) is currently usable or currently saleable in the normal course of the Business Operations, (e) is not on consignment to or from any Person, (f) is not subject to any Lien whatsoever, except for the Lien of the Lender, which shall be perfected with respect to such inventory, (g) has not been sold to any Person, and (h) is otherwise satisfactory to the Lender in its Permitted Discretion.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

                  "ERISA AFFILIATE" shall mean, with respect to any Person, any other Person which is under common control with the first Person within the meaning of Section 414(b) or 414(c) of the Code; PROVIDED, HOWEVER, that with respect to the Borrower, no Person which is an Affiliate of the Lender (other than the Borrower and its Subsidiaries) shall be deemed an ERISA Affiliate for purposes of this Agreement

                  "ESCROW  ACCOUNT" shall mean the bank account  contemplated by
Section 2.04(b)(i) below.

                  "EVENT OF DEFAULT" has the meaning set forth in Article VII below.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "FACTORING AGREEMENT" shall mean the factoring agreement dated July 19, 2004 by and between the Borrower and East Asia GE Commercial Finance Limited, as amended.


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                  "FINANCIAL  STATEMENTS"  has the  meaning set forth in Section
3.01(a) below.

                  "FISCAL YEAR" shall mean the fiscal year of the Borrower which ends on December 31 of each year.

                  "FOREIGN  INVESTMENT  LIMITATION" has the meaning set forth in
Section 6.01(g) below.

                  "FOREIGN SUBSIDIARY" shall mean any Subsidiary which is not a Domestic Subsidiary.

                  "FREE CASH FLOW" shall mean, for any Fiscal Year in question, an amount equal to (a) EBITDA for the immediately preceding Fiscal Year, MINUS
(b) taxes paid or payable in cash by or in respect of the Borrower and its Subsidiaries during or in respect of such immediately preceding Fiscal Year, MINUS (c) principal and interest payments made or required to be made by the Borrower and its Subsidiaries during such immediately preceding Fiscal Year, MINUS (d) Capital Expenditures paid by the Borrower and its Subsidiaries in cash during such immediately preceding Fiscal Year, MINUS (e) scheduled principal and interest payments made or required to be made by the Borrower and its Subsidiaries during the subject Fiscal Year.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied, unless the context otherwise requires, with respect to any financial terms contained herein, as then in effect with respect to the preparation of financial statements.

                  "GOVERNMENT APPROVAL" shall mean an authorization, consent, non-action, approval, license or exemption of, registration or filing with, or report to, any governmental or quasi-governmental department, agency, body or other unit.

                  "GUARANTY", "GUARANTEED" or to "GUARANTEE", as applied to any Indebtedness, liability or other obligation, shall mean (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the ordinary course of business), of any part or all of such obligation, and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation by any means (including, without limitation, the purchase of securities or obligations, the purchase or sale of property or services, or the supplying of funds).

                  "GUARANTY AGREEMENT" shall mean a guaranty agreement, in form and substance satisfactory to the Lender, to be executed by each Subsidiary in favor of the Lender, pursuant to which such Subsidiary will guaranty the full and timely payment and performance of all of the Obligations.

                  "INDEBTEDNESS" shall mean (without duplication), with respect to any Person, (a) all obligations or liabilities, contingent or otherwise, for borrowed money, (b) any and all obligations represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (c) any liability secured by any mortgage, pledge, lien or security


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


interest on property owned or acquired, whether or not such liability shall have been assumed, (d) obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables and accrued obligations incurred in the ordinary course of business), (f) any obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and/or bankers' acceptances, or in respect of interest rate swaps, interest rate caps, hedging agreements or other financial or hedging obligations, and (g) Guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent obligations in respect of the obligations of others.

                  "INTELLECTUAL   PROPERTY"  shall  have  the  meaning  ascribed
thereto in the Collateral Agreement.

                  "INTEREST EXPENSE" shall mean, for the relevant period, total interest expense (including interest attributable to Capitalized Leases in accordance with GAAP) and fees with respect to outstanding Indebtedness.

                  "INVESTMENT", as applied to the Borrower or any Subsidiary, shall mean: (a) any shares of capital stock, evidence of Indebtedness or other security issued by any other Person to the Borrower or any Subsidiary, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, other than credit terms extended to customers in the ordinary course of business, (c) any other investment by the Borrower or any Subsidiary in any assets or securities of any other Person, and (d) any commitment to make any Investment.

                  "KNOWLEDGE" OR "KNOWN" or words of similar import shall mean, with respect to the Borrower and/or any Subsidiary, the actual knowledge of Steve Forte, Lonnie Schnell and/or Wouter van Biene (and/or their respective successors as officers of the Borrower) after reasonable inquiry of the appropriate employees of the Borrower and the Subsidiaries.

                  "LANDLORD WAIVER" shall mean a landlord waiver, subordination and/or access agreement, in form and substance reasonably satisfactory to the Lender, executed in favor of the Lender by the landlord of a Leased Real Property.

                  "LEASED REAL PROPERTY" shall mean any and all Real Properties leased or occupied by the Borrower or any Subsidiary from time to time.

                  "LENDER SHARES" shall mean the shares of Common Stock to be purchased by and issued to the Lender as contemplated by Section 2.03(d) below.

                  "LIABILITIES AND  CONTINGENCIES"  has the meaning set forth in
Section 3.01(c) below.

                  "LIEN", as applied to the property or assets (or the income or profits therefrom) of the Borrower or any Subsidiary, shall mean (in each case, whether the same is consensual or non-consensual or arises by contract, operation of law, legal process or otherwise): (a) any mortgage, lien, pledge, hypothecation, attachment, assignment, deposit arrangement, encumbrance, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind in respect of any property (including, without limitation, stock of any Subsidiary) of the Borrower or any Subsidiary, or upon the income or profits therefrom; (b) any arrangement under which any property of the Borrower or any Subsidiary is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of Indebtedness or the performance of any other liability in priority to the payment of the general, unsecured creditors of the Borrower or any Subsidiary; (c) any Indebtedness or liability which remains unpaid after the same shall become due and payable and which, if unpaid, by law or otherwise is given any priority whatsoever over the general unsecured creditors of the Borrower or any Subsidiary; and (d) any agreement (other than this Agreement) or other arrangement which, directly or indirectly, prohibits the Borrower or any Subsidiary from creating or incurring any lien on any of its properties or assets or which conditions the ability to do so on the security, on a PRO RATA or other basis, of Indebtedness other than Indebtedness outstanding under this Agreement.

                  "LOAN DOCUMENTS" shall mean the collective reference to this Agreement, the Notes, the Security Documents, the Warrants, the Registration Rights Agreement, and any and all other agreements, instruments, certificates and other documents as may be executed and delivered by the Borrower and/or any of the Subsidiaries pursuant hereto or thereto.

                  "LOANS" shall mean, collectively, the Advances and the Term Loan.

                  "MATERIAL ADVERSE EFFECT" shall mean any event, act, omission, condition or circumstance which has or would reasonably be expected to have a material adverse effect on (a) the business, operations, properties, assets or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Borrower or any Subsidiary to perform any of its obligations under any of the Loan Documents, or (c) the validity or enforceability of, or the Lender's rights and remedies under, any of the Loan Documents, other than due to the acts or omissions of the Lender or any of its Affiliates.

                  "MATURITY DATE" shall mean June 30, 2010.

                  "MAXIMUM REVOLVER AMOUNT" shall mean, at any date, (a) $5,000,000 MINUS (b) the amount of the Debenture Reserve (if any) at the date of determination, MINUS (c) an amount equal to 50% of all Qualified Proceeds received by the Borrower from and after the repayment (or required repayment) in full of the Term Loan.

                  "MONITORING FEE" shall mean the fees payable to the Lender pursuant to Section 2.03(b)(i) below.

                  "NET INCOME" shall mean the consolidated net income (or loss) of the Borrower and its Subsidiaries for the period in question, after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP and (for so long as the Borrower is subject thereto) Regulation S-X promulgated under the Act.

                  "NOTES" shall mean, collectively, the Revolving Credit Note and the Term Note.

                  "OBLIGATIONS" shall mean the collective reference to all Indebtedness and other liabilities and obligations of every kind and description owed by the Borrower to the Lender from time to time under or pursuant to this Agreement, the Notes, the Security Documents and the other Loan Documents (excluding the Warrant and Registration Rights Agreement, other than amounts payable from time to time pursuant to Section 2(c) of the Registration Rights Agreement), and/or otherwise in respect of the Loans, however evidenced, created or incurred, fixed or contingent, now or hereafter existing, due or to become due.

                  "ORGANIC DOCUMENTS" shall mean, with respect to any Person, the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited partnership agreement or other such document of such Person.

                  "OWNED REAL PROPERTY" shall mean each Real Property in which the Borrower or any Subsidiary holds an ownership or fee interest from time to time.

                  "PERMITTED DISCRETION" shall mean a determination or judgment made by the Lender in good faith in the exercise of reasonable business judgment from the perspective of a secured lender.

                  "PERMITTED INDEBTEDNESS" shall mean any and all Indebtedness expressly permitted pursuant to Section 6.01 below.

                  "PERMITTED LIENS" shall mean those Liens expressly permitted pursuant to Section 6.02 below.

                  "PERSON" shall mean any individual, partnership, corporation, limited liability company, banking association, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  "QUALIFIED PROCEEDS" shall mean any and all net proceeds received by the Borrower from time to time after the date of this Agreement from the issuance and/or sale of any capital stock of the Borrower or any security (including any Indebtedness incurred subsequent to the Closing Date) convertible into or exchangeable for capital stock of the Borrower, except to the extent that (a) such proceeds are received from the exercise of warrants or options that are outstanding on the date of this Agreement, or (b) such proceeds are, within thirty (30) days after the receipt thereof, applied to pay the purchase price and/or directly associated expenses of the Borrower's acquisition
(directly or through a Wholly-Owned Subsidiary which is a Domestic Subsidiary) of another business (whether through merger, consolidation, share exchange, stock purchase, or purchase of all or substantially all of the assets of the target company or an operating division or unit thereof), in each case effected subject to and in accordance with the requirements of this Agreement and the Collateral Agreement (including, without limitation the pledge to the Lender of the capital stock and/or assets (as applicable) of the acquired business). In determining the amount of net proceeds for purposes of this definition, there shall be deducted from gross proceeds only those reasonable expenses incurred by the Borrower directly related to the subject issuance or sale, exclusive of any fees or commissions paid to any officer, director or other Affiliate of the Borrower or any Affiliate of any of the foregoing.

                  "REAL PROPERTIES" shall mean, collectively, any real properties (land, buildings and/or improvements) now owned or leased or occupied by the Borrower or any of the Subsidiaries, and, during the period of the Borrower's and/or Subsidiary's occupancy thereof, any other real properties heretofore owned or leased by the Borrower or any Subsidiary (provided that, with respect to leased properties, the "Real Property" shall refer only to the portion of the subject property (excluding common areas) leased by the Borrower or a Subsidiary).

                  "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, to be dated as of the Closing Date, made by the Borrower for the benefit of the Lender and any subsequent Holders (as such term is defined in the Registration Rights Agreement), as same may be amended, modified, supplemented and/or restated from time to time.

                  "REVOLVING   CREDIT   COMMITMENT"   shall  mean  the  Lender's
agreement to make Advances to the Borrower  within the  limitations set forth in
Section 2.01 below.

                  "REVOLVING CREDIT NOTE" shall mean the promissory note of the Borrower issued to the Lender to represent the Advances and interest thereon, as described in Section 2.01(f) below.

                  "SALE" shall mean any transaction or series of related transactions (a) whereby Control of the Borrower is held by a Person (or group of Persons acting in concert) other than the management of the Borrower on the date of this Agreement (or Affiliates of such management), provided that a "Sale" shall not be deemed to have occurred solely by reason of normal market trading in the Common Stock which does not result in the acquisition by a single Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) of a majority of the outstanding voting stock of the Borrower, (b) in which the Borrower is a constituent party to any merger, consolidation or share exchange and as a result thereof (i) the holders of the outstanding capital stock of the Borrower which ordinarily has voting power for the election of directors (including preferred stock counted on an "as converted" basis into common stock) immediately prior to such merger or consolidation cease to own a majority of the outstanding capital stock of the Borrower which ordinarily has voting power for the election of directors (including preferred stock counted on an "as converted" basis into common stock), or (ii) the Borrower is not the surviving corporation, or (c) whereby all or any material portion of the assets of the Borrower or any Subsidiary are sold, assigned or transferred.

                  "SEC" shall mean the United States Securities and Exchange Commission, and any successor agency performing the functions thereof.

                  "SEC REPORTS" shall mean the periodic and current reports, registration statements, proxy statements and other reports filed or required to be filed by the Borrower with the SEC pursuant to the Act and/or the Exchange Act, and any amendments or supplements thereto filed with the SEC.

                  "SECURITY DOCUMENTS" shall mean the Guaranty Agreement, the Collateral Agreement, any Collateral Assignments, Landlord Waivers, Control Agreements, financing statements or other such agreements or documents pursuant thereto, and any other agreements or instruments securing or creating or evidencing Liens securing the Obligations.

                  "SUBORDINATED DEBT" shall mean all Indebtedness for money borrowed and other liabilities of the Borrower or any Subsidiary, whether or not evidenced by promissory notes, which is contractually subordinated in right of payment, in a manner satisfactory to the Lender (as evidenced by the Lender's prior written approval thereof), to all Obligations of the Borrower and/or the subject Subsidiary to the Lender.

                  "SUBSCRIPTION   AGREEMENTS"  shall  mean  those   Subscription
Agreements dated November 9, 2004, by and between the Borrower and the original purchasers of the Convertible Debentures.

                  "SUBSIDIARY" or "SUBSIDIARIES" shall mean the individual or collective reference to any corporation, limited liability company or other entity of which 50% or more of the outstanding shares of stock or other equity interests of each class having ordinary voting power and/or rights to profits (other than stock having such power only by reason of the happening of a contingency) is at the time owned by the Borrower, directly or indirectly through one or more Subsidiaries of the Borrower.

                  "TERM LOAN" shall mean the term loan in the principal amount of $9,500,000 to be made pursuant to Section 2.02(a) below.

                  "TERM NOTE" shall mean the promissory note of the Borrower issued to the Lender as described in Section 2.02(d) below.

                  "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date hereof and hereafter from time to time.

                  "WARRANTS" shall mean the warrants to purchase shares of Common Stock (such warrants covering an aggregate of 2,100,000 shares of Common Stock, subject to adjustment) to be issued by the Borrower to the Lender on the Closing Date.

                  "WHOLLY-OWNED SUBSIDIARY" shall mean each Subsidiary of which all of the outstanding equity securities (other than directors' qualifying shares) are owned by the Borrower or another such Wholly-Owned Subsidiary.

                  "WHOLLY-OWNED    DOMESTIC    SUBSIDIARY"   shall   mean   each
Wholly-Owned Subsidiary which is a Domestic Subsidiary.

         SECTION 1.02. USE OF DEFINED TERMS. All terms defined in this Agreement shall have their defined meanings when used in the Notes, the Security Documents, the other Loan Documents, and all certificates, reports or other documents made or delivered pursuant to this Agreement, unless otherwise defined therein or unless the specific context shall otherwise require.

         SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

         SECTION 1.04. OTHER DEFINITIONAL PROVISIONS. The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified.

II.      GENERAL TERMS

         SECTION 2.01.  REVOLVING CREDIT LOANS.

                  (a) Subject at all times to all of the terms and conditions of this Agreement, the Lender hereby agrees to extend to the Borrower a secured revolving credit facility, from the Closing Date to the Maturity Date, in an aggregate principal amount not to exceed, at any time outstanding, the lesser of
(i) the Borrowing Base at the subject time, or (ii) the Maximum Revolver Amount (the "REVOLVING CREDIT COMMITMENT"); PROVIDED, HOWEVER, that following the application of all funds in the Escrow Account to the repayment of Convertible Debentures, accrued interest thereon and/or accrued interest on the Term Loan, the amount of the Debenture Reserve shall be disregarded in the calculation of the Borrowing Base and the Maximum Revolver Amount to the extent that Advances then being borrowed hereunder shall immediately be applied to repayment of remaining Convertible Debentures.

                  (b) Such revolving credit loans are herein sometimes referred to individually as an "ADVANCE" and collectively as the "ADVANCES." Subject at all times to all of the terms and conditions of this Agreement, from the Closing Date to the Maturity Date and within the limits of the Revolving Credit Commitment, the Lender shall lend, and the Borrower may borrow, prepay (without premium or penalty) and reborrow under this Section 2.01. Each request for an Advance (i) shall be irrevocable, (ii) shall be deemed to constitute an express affirmation that all conditions precedent set forth in part B of Article IV hereof are satisfied on the date of such request and will be satisfied on the requested Borrowing Date, and (iii) shall be made to the Lender in writing, not later than three (3) Business Days prior to the requested Borrowing Date, by an authorized officer of the Borrower or by telephonic communication by such authorized officer to the Lender, which shall be confirmed by written notice to the Lender to be delivered to the Lender by the Business Day next following the subject request. In no event shall the Borrower request, or shall the Lender be required to honor, (A) any request for an Advance in an amount greater than the Availability at such time, (B) any request for an Advance in an amount less than $100,000, or (C) more than one request for the borrowing of Advances in any seven (7) calendar day period.

                  (c) The Borrower shall pay the Lender interest on all Advances at the rate(s) per annum as in effect from time to time in accordance with the Revolving Credit Note. Such interest shall be payable monthly in arrears on the last day of each calendar month commencing June 30, 2007 and on the Maturity Date, and shall be computed on the daily unpaid balance of all Advances made under the Borrower's revolving credit loan accounts with the Lender, based on a three hundred sixty (360) day year, counting the actual number of days elapsed. The Borrower hereby authorizes the Lender to charge the Borrower's revolving credit loan accounts for all such interest; PROVIDED, HOWEVER, that the Lender shall be under no obligation to make any such charge to the Borrower's revolving credit loan accounts (including, without limitation, if there is insufficient Availability at the time such interest is due and payable).

                  (d) In the event and to the extent that, at any time, the outstanding principal amount of Advances exceeds the Revolving Credit Commitment then in effect, then the Borrower shall immediately, without notice or demand, make a payment to the Lender in respect of the Advances in an amount sufficient to cause the outstanding principal amount of Advances to be equal to or less than the Revolving Credit Commitment then in effect.

                  (e) Unless sooner due and payable by reason of an Event of Default or Sale having occurred, the Borrower shall pay in full all of the Obligations to the Lender in respect of all Advances on or prior to the Maturity Date.

                  (f) All Advances shall be evidenced by a secured Revolving Credit Note of the Borrower payable to the order of the Lender.

                  (g) The Borrower may, at its option, terminate the Revolving Credit Commitment at any time upon ten (10) Business Days' prior written notice, and paying to the Lender, on the date fixed for termination, an amount equal to the sum of (i) all outstanding principal and accrued interest of the Advances, and (ii) prorated accrued Commitment Fees. In the event that, simultaneously with such termination and payment, the Borrower enters into a replacement revolving credit facility, the Lender shall, upon request of the Borrower, subordinate its liens and security interests in the Borrower's and the Subsidiaries' Accounts and inventory pursuant to a subordination agreement in form and substance reasonably satisfactory to the Lender.

         SECTION 2.02. TERM LOAN.

                  (a) Subject at all times to all of the terms and conditions of this Agreement, the Lender hereby agrees to extend to the Borrower a Term Loan in the principal amount of $9,500,000. The Term Loan shall be borrowed in a single borrowing on the Closing Date, and any principal amounts repaid in respect of the Term Loan may not be reborrowed.

                  (b) The Term Loan shall be repayable in full on the Maturity Date. The Borrower shall be required to prepay the Term Loan (i) in full simultaneously with the consummation of any Sale, and (ii) in whole or in part from time to time (A) in the event and to the extent of 50% of any and all Qualified Proceeds received by the Borrower from time to time, and (B) as provided in Section 2.04 below. Any prepayment required under the foregoing clause (A) shall be due and payable as and when the amount of Qualified Proceeds is determined (i.e., upon receipt of such Qualified Proceeds in the event that no acquisition transaction is then pending, or thirty (30) days after receipt of such Qualified Proceeds to the extent that such Qualified Proceeds have not been applied to the purchase price and/or related expenses of a consummated business acquisition).

                  (c) The Borrower shall pay the Lender interest on the principal balance of the Term Loan at the rate(s) per annum as in effect from time to time in accordance with the Term Note. Such interest shall be payable quarterly in arrears commencing June 30, 2007, on the last day of each calendar quarter thereafter, and on the Maturity Date, and shall be computed on the daily unpaid balance of the Term Loan, based on a three hundred sixty (360) day year, counting the actual number of days elapsed. The Borrower hereby authorizes the Lender to charge the Borrower's revolving credit loan accounts for all such interest and/or for any or all principal amounts due and payable in respect of the Term Loans; PROVIDED, HOWEVER, that the Lender shall be under no obligation to make any such charge to the Borrower's revolving credit loan accounts (including, without limitation, if there is insufficient Availability at the time such interest and/or principal is due and payable).

                  (d) The Term Loan shall be evidenced by a secured Term Note of the Borrower payable to the order of the Lender.

         SECTION 2.03. FEES AND PREMIUMS; LENDER SHARES.

                  (a) The Borrower shall pay the Closing Fee to the Lender on the Closing Date. The Closing Fee shall be deemed fully earned on the Closing Date and shall not be refundable in whole or in part and shall not be subject to reduction or set-off under any circumstances.

                  (b) The Borrower shall further pay to the Lender, in respect of the Revolving Credit Commitment:

                           (i) in advance on the  Closing  Date and on the first
         (1st) Business Day of each calendar month prior to (A) the Maturity Date, or (B) the earlier termination of the Revolving Credit Commitment and payment of the Obligations thereon in accordance with this Agreement, a collateral monitoring and unused commitment/administrative fee in the amount of $5,000 per month or portion thereof; and

                           (ii) on May 31 of each year commencing May 31, 2008, and upon any early termination of the Revolving Credit Commitment (appropriately prorated in such latter case), an annual Commitment Fee in the amount of $50,000.

                  (c) In the event of any prepayment of all or any portion of the Term Loan other than pursuant to Sections 2.04(b)(i) or 2.04(b)(iii) below, in addition to the payment of the subject principal amount and all unpaid accrued interest thereon, the Borrower shall be required to pay to the Lender a prepayment premium in an amount equal to one (1%) percent of the principal amount being prepaid.

                  (d) On the Closing Date, the Lender shall purchase, and the Borrower shall sell and issue to the Lender, an aggregate of 1,500,000 fully paid and nonassessable shares of Common Stock for aggregate purchase price of $1,500. The Lender hereby acknowledges that such Lender Shares constitute "restricted securities" under the Act, and represents and warrants that it is acquiring such Lender Shares for its own account for investment, and not with a view to the resale or distribution thereof in violation of any applicable securities laws.

                  (e) Payments received in respect of the Obligations after 12:00 Noon on any day shall be deemed to be received on the next succeeding Business Day, and if any payment is received other than by wire transfer of immediately available funds, such payment shall be subject to three (3) Business Days' clearance prior to being credited to the Obligations for interest calculation purposes.

                  (f) In the event that the Lender notifies the Borrower that the Lender is ready, willing and able to fund the Loans on substantially the terms of this Agreement and the Closing Date has not occurred within fifteen
(15) days thereafter other than due to the fault of the Lender, then the Lender may, at any time thereafter until the Closing Date, terminate this Agreement by written notice to the Borrower, in which event the Borrower shall immediately pay to the Lender (i) an amount equal to all out-of-pocket costs, charges and expenses (up to an aggregate maximum of $75,000) incurred by the Lender in respect of the transactions contemplated by this Agreement, and (ii) an additional fee in the amount of $250,000. This Section 2.03(f) shall survive any termination of this Agreement.

         SECTION 2.04. USE OF PROCEEDS.

                  (a) The  Borrower  shall  utilize the proceeds of the Advances solely for (i) repaying outstanding principal and accrued interest on Indebtedness currently owed by the Borrower to Mark Dyne in the aggregate amount of approximately $1,000,000, (ii) repaying up to $3,000,000 in principal amount of Convertible Debentures, (iii) paying accrued interest on the Convertible Debentures, and (iv) working capital and other general corporate purposes of the Borrower.

                  (b) The Borrower shall utilize the proceeds of the Term Loan solely for the purpose of repaying the Convertible Debentures, provided that, if all holders of the Convertible Debentures have not agreed, prior to and effective on the Closing Date, to waive the prepayment penalties provided in the Convertible Debentures, then:

                           (i) On the Closing Date, the proceeds of the Term Loan shall be placed in a segregated bank account (the "ESCROW ACCOUNT") at a commercial bank reasonably satisfactory to the Lender, which shall have entered into a Control Agreement pursuant to which no transactions in or withdrawals or other dispositions of funds in the Escrow Account may be made without the written consent of the Lender. The funds in the Escrow Account (including any interest earned thereon) may be withdrawn (and the Lender shall give its written authorization for such withdrawal) and applied to the payment of interest on the Term Loan from time to time as and when same becomes due and payable and to the payment of the Convertible Debentures at the earlier of (A) the maturity date of the Convertible Debentures, or (B) such time as the holders of the Convertible Debentures will accept prepayment thereof in full without any prepayment penalty. To the extent that, on the maturity date of the Convertible Debentures, the funds in the Escrow Account are not utilized to pay the Convertible Debentures, or sooner in the event and to the extent that, at any time or from time to time, the funds in the Escrow Account shall be greater than the outstanding principal and unpaid accrued interest of the Convertible Debentures, funds shall be withdrawn from the Escrow Account and applied to the prepayment of the Term Loan.

                           (ii) Anything contained in the Term Note to the contrary notwithstanding, the interest rate applicable to the portion of the proceeds of the Term

         Loan held in the Escrow Account from time to time shall be equal to the interest income earned on the funds on deposit in the Escrow Account (and, for purposes of this Section 2.04(b)(ii), any withdrawals from the Escrow Account shall be deemed made from the principal originally deposited in the Escrow Account, until all such principal has been withdrawn from the Escrow Account).

                           (iii) In the event and to the extent that the holders
         of the Convertible Debentures hereafter elect to and do convert the Convertible Debentures (or any portion or portions thereof) into Common Stock, then (A) an amount equal to the principal amount of Convertible Debentures that are converted shall, simultaneously with such conversion, be withdrawn from the Escrow Account and used to prepay a like portion of the Term Loan, and (B) upon each such prepayment, the Lender shall return to the Borrower a ratable portion of the Lender Shares and Warrants based on the principal amount prepaid as a portion of the aggregate $14,000,000 of maximum lending commitments hereunder. By way of example, if an aggregate of $4,000,000 in principal amount of Convertible Debentures were converted, $4,000,000 of the principal of the Term Loan would thereupon be prepaid out of funds in the Escrow Account, and simultaneously with such prepayment, four fourteenths ((4)/14th) of the Lender Shares (428,571 Lender Shares) and four fourteenths ((4)/14th) of each Warrant would be cancelled (and the Borrower shall promptly (x) if required, issue replacement stock certificates for the uncancelled portion of any stock certificate theretofore representing any cancelled Lender Shares, and (y) issue replacement Warrants for the unexercised and uncancelled portions of the original Warrants). The Lender hereby agrees that it will not sell, transfer or dispose of Lender Shares or Warrants, or exercise Warrants, to such an extent that the Lender ceases to hold a sufficient number of Lender Shares and Warrants to satisfy any potential future surrender obligation under this Section 2.04(b)(iii).

                           (iv) Nothing herein contained shall be deemed to abrogate or impair the Lender's right to withdraw funds from the Escrow Account for application to the Obligations upon the occurrence and during the continuance of any Event of Default.

         SECTION 2.05. FURTHER OBLIGATIONS. With respect to all Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder, pursuant to the Notes or Security Documents, or otherwise), such Obligations shall bear interest at the rate(s) in effect from time to time pursuant to the Revolving Credit Note.

         SECTION 2.06. APPLICATION OF PAYMENTS. All amounts paid to or received by the Lender in respect of the Loans from whatever source (whether from the Borrower, any Subsidiary pursuant to the Guaranty Agreement, any realization upon any Collateral, or otherwise) shall, unless otherwise directed by the Borrower with respect to any particular payment (unless an Event of Default shall then be continuing, in which event the Lender may disregard the Borrower's direction), be applied (a) first, to reimburse the Lender for all out-of-pocket costs and expenses incurred by the Lender which are reimbursable to the Lender in accordance with this Agreement, the Notes and/or any of the other Loan Documents, (b) next, to any accrued but unpaid fees or prepayment premiums, and amounts payable under Section 2.2(c) of the Registration Rights Agreement, (c) next, to unpaid accrued interest on the Term Loan, (d) next, to unpaid accrued interest on the Advances, (e) next, to the outstanding principal of the Term Loan, to the extent then due and payable, (f) next, to the outstanding principal of the Advances, and (g) finally, to the payment of any other outstanding Obligations; and after payment in full of the Obligations, any further amounts paid to or received by the Lender in respect of the Loans shall be paid over to the Borrower or such other Person(s) as may be legally entitled thereto.

         SECTION 2.07. SALE. Anything elsewhere contained in this Agreement and/or the Notes to the contrary notwithstanding, the Revolving Credit Commitment shall terminate and all Obligations shall become immediately due and payable, without requirement of any notice or demand, upon the consummation of any Sale.

         SECTION 2.08. OBLIGATIONS UNCONDITIONAL.

                  (a) The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of the Borrower, and shall be independent of any defense or rights of set-off, recoupment or counterclaim which the Borrower might otherwise have against the Lender. All payments required by this Agreement and/or the Notes shall be paid free of any deductions or withholdings for any taxes (but only for the original Lender and any investment funds under common management with such Lender) or other amounts and without abatement, diminution or set-off. If the Borrower is required by law to make such a deduction or withholding from a payment hereunder, the Borrower shall pay to the Lender such additional amount as is necessary to ensure that, after the making of such deduction or withholding, the Lender receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made. The Borrower shall
(i) pay the full amount of any deduction or withholding, which it is required to make by-law, to the relevant authority within the payment period set by the relevant law, and (ii) promptly after any such payment, deliver to the Lender an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to the Lender.

                  (b) If, at any time and from time to time after the Closing Date, (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or application thereof, or (iii) compliance by the Lender with any request or directive (whether or not having the force of law) from any governmental authority (A) subjects the Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to the Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of the Lender or its members), or (B) imposes on the Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to the Lender of making or continuing any Loan or to reduce any amount receivable hereunder, then, in any such case, the Borrower shall promptly pay to the Lender any additional amounts necessary to compensate the Lender, on an after-tax basis, for such additional cost or reduced amount as determined by the Lender. If the Lender becomes entitled to claim any additional amounts pursuant to this Section 2.08(b), the Lender shall promptly notify the Borrower of the event by reason of which the Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 2.08(b) submitted by the Lender to the Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

         SECTION 2.09. REVERSAL OF PAYMENTS. To the extent that any payment or payments made to or received by the Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to any trustee, receiver or other person under any state or federal bankruptcy or other such law, then, to the extent thereof, such amounts shall be revived as Obligations and continue in full force and effect hereunder as if such payment or payments had not been received by the Lender.

         SECTION 2.10. OFFERING TO HOLDERS OF CONVERTIBLE DEBENTURES. Within the time periods provided in Section 8 of the Subscription Agreements, the Borrower shall offer to the holders of the Convertible Debentures the opportunity to purchase participations in the Loans, the Lender Shares and the Warrants, pursuant to participation agreements in form and substance satisfactory to the Lender; PROVIDED, however, that in no event shall such participations offered to the holders of the Convertible Debentures exceed 49% of the Loans, the Lender Shares or the Warrants. If any of such holders accepts such offer, the Borrower shall, upon tender of the certificates representing the Lender Shares and the Warrants, reissue such Lender Shares and Warrants to the Lender and the subject participants in the amounts designated by the Lender based upon such participations. Thereafter, in the event that any of the Lender Shares or the Warrants are required to be surrendered pursuant to Section 2.04(b)(iii) above, the Borrower shall look solely to the participants for the return of their proportionate shares of such to-be-surrendered Lender Shares and Warrants.

III.     REPRESENTATIONS AND WARRANTIES

         As of the Closing Date and on each Borrowing Date (unless the representation and warranty refers to a specific date), the Borrower hereby makes the following representations and warranties to the Lender, all of which representations and warranties shall survive the Closing Date, the delivery of the Notes and the making of the Loans, shall be continuing in nature so long as any Obligations are outstanding or the Revolving Credit Commitment remains in effect, and are as follows:

         SECTION 3.01. FINANCIAL MATTERS.

                  (a) The Borrower has heretofore furnished to the Lender (i) the audited consolidated financial statements (including balance sheets, statements of income and statements of cash flows) of the Borrower and its Subsidiaries as at December 31, 2005 and 2006, and for the Fiscal Years then ended, and (ii) the unaudited consolidated financial statements of the Borrower and its Subsidiaries as of March 31, 2007 and for the three (3) months then ended (collectively, the "FINANCIAL STATEMENTS").

                  (b) The Financial Statements (i) have been prepared in accordance with GAAP and Regulation S-X promulgated under the Act on a consistent basis for all periods

(subject, in the case of unaudited statements, to the absence of full footnote disclosures, and to normal non-material audit adjustments), (ii) are complete and correct in all material respects, (iii) fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of said dates, and the results of their operations for the periods stated, (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of the Borrower's and its Subsidiaries' consolidated financial condition and results of operations as of the dates of and for the periods covered by such Financial Statements, and
(v) make full and adequate provision, subject to and in accordance with GAAP, for the various assets and liabilities (including, without limitation, deferred revenues) of the Borrower, fixed or contingent, and the results of their operations and transactions in their accounts, as of the dates and for the periods referred to therein.

                  (c) Except as set forth in SCHEDULE 3.01 of the Disclosure Schedule, neither the Borrower nor any of its Subsidiaries have any liabilities, obligations or commitments of any kind or nature whatsoever, whether absolute, accrued, contingent or otherwise (collectively "LIABILITIES AND CONTINGENCIES"), including, without limitation, Liabilities and Contingencies under employment agreements and with respect to any "earn-outs", stock appreciation rights, or related compensation obligations, except: (i) Liabilities and Contingencies disclosed in the Financial Statements or footnotes thereto, (ii) Liabilities and Contingencies incurred in the ordinary course of business and consistent with past practice since the date of the most recent Financial Statements, or (iii) those Liabilities and Contingencies which are not required to be disclosed under GAAP. The reserves, if any, reflected on the balance sheet included in the most recent Financial Statements are appropriate and reasonable. Neither the Borrower nor any of its Subsidiaries have any Indebtedness for money borrowed, outstanding obligations for the purchase price of property, contingent obligations or liabilities for taxes, or any unusual forward or long-term commitments, except as specifically set forth in SCHEDULE 3.01 of the Disclosure Schedule.

                  (d) Since the date of the most recent Financial Statements, except as set forth in SCHEDULE 3.01 of the Disclosure Schedule, there has been no material adverse change in the working capital, condition (financial or otherwise), assets, liabilities, reserves, business, management, operations or prospects of the Borrower or any of its Subsidiaries, including, without limitation, the following:

                           (i)  there  has  been  no  material   change  in  any
         assumptions underlying, or in any methods of calculating, any bad debt, contingency or other reserve relating to the Borrower or any Subsidiary;

                           (ii) there have been (A) no material write-downs in the value of any inventory of, and there have been no write-offs as uncollectible of any notes, accounts receivable or other receivables of, the Borrower or any Subsidiary other than write-offs of accounts receivable reserved in full as of the date of the most recent financial statements delivered to the Lender, and (B) no reserves established for the uncollectibility of any notes, Accounts or other receivables of the Borrower or any Subsidiary except to the extent that same have been disclosed to the Lender in writing and would not, individually or in the aggregate, cause the outstanding Advances to exceed the Revolving Credit Commitment;

                           (iii) no debts have been cancelled, no claims or rights of substantial value have been waived and no properties or assets (real, personal or mixed, tangible or intangible) have been sold, transferred, or otherwise disposed of by the Borrower or any Subsidiary except in the ordinary course of business and consistent with past practice;

                           (iv) there has been no change in any method of accounting or accounting practice utilized by the Borrower or any Subsidiary;

                           (v) no material casualty, loss or damage has been suffered by the Borrower or any Subsidiary, regardless of whether such casualty, loss or damage is or was covered by insurance;

                           (vi)  Any  announced   changes  in  the  policies  or
         practices of any customer, supplier or referral source which would reasonably be expected to have a Material Adverse Effect;

                           (vii)  Any   incurrence   of  (A)  any  liability  or
         obligation outside of the ordinary course of business, or (B) any Indebtedness other than Permitted Indebtedness;

                           (viii) Any declaration, setting aside or payment of any dividend or distribution or any other payment of any kind by the Borrower to or in respect of any equity securities of the Borrower; and

                           (ix) No action described in this Section 3.01(d) has been agreed to be taken by the Borrower or any Subsidiary.

                  (e) Subsequent to January 1, 2007, neither the Borrower nor any of the Subsidiaries has effected any borrowing or sale transaction under the Factoring Agreement.

                  (f) The Borrower and its Subsidiaries have in place adequate systems of internal controls and disclosure controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the Borrower and its management are able to obtain timely and accurate information regarding the Business Operations and all material transactions relating to the Borrower and the Subsidiaries; and no material deficiency exists with respect to the Borrower's or any Subsidiary's systems of internal controls.

                  (g) All of the SEC Reports, as of the respective dates thereof, complied in all material respects, as applicable, with the Act and the Exchange Act.

         SECTION 3.02. ORGANIZATION; CORPORATE EXISTENCE.

                  (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed hereafter to be conducted,
(iii) is qualified to do business as a foreign corporation in each jurisdiction in which the failure of the Borrower to be so qualified would have a Material Adverse Effect, and (iv) has all requisite corporate power and authority to execute and deliver, and perform all of its obligations under, the Loan Documents. True and complete copies of the Organic Documents of the Borrower, together with all amendments thereto to the date hereof, have been furnished to the Lender.

                  (b) On the date of this Agreement, the outstanding capital stock of the Borrower, the number and amount of all outstanding options, warrants, convertible securities, subscriptions and other rights to acquire capital stock of the Borrower, and the number of shares reserved under outstanding option plans or the like, are as set forth in SCHEDULE 3.02 of the Disclosure Schedule. All of such outstanding capital stock is validly issued, fully paid and nonassessable. Except as set forth in such SCHEDULE 3.02, no holders of any such securities have any registration rights in respect thereof.

                  (c) SCHEDULE 3.02 of the Disclosure Schedule further sets forth, with respect to each Subsidiary on the date of this Agreement, (i) its proper legal name, (ii) its jurisdiction of incorporation or formation, (iii) the jurisdictions in which it is qualified to do business as a foreign entity,
(iv) the number of shares of capital stock, equity securities or ownership interests outstanding (all of which are validly issued, fully paid and nonassessable), and (v) the owner(s) of such outstanding capital stock, equity securities or other ownership interests. Each of the Subsidiaries (A) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (B) has all requisite power and authority to own its properties and to carry on its business as now conducted and as proposed hereafter to be conducted, and to execute and deliver, and perform all of its obligations under, the Loan Documents to which it is a party, and (C) is not required to be qualified to do business as a foreign entity in any jurisdiction in which it is not so qualified and the failure to be so qualified would reasonably be expected to have a Material Adverse Effect. True and complete copies of the Organic Documents of each Subsidiary, together with all amendments thereto to the date hereof, have been furnished to the Lender.

         SECTION 3.03. AUTHORIZATION.

                  (a) The execution, delivery and performance by the Borrower and the Subsidiaries of their respective obligations under the Loan Documents have been duly authorized by all requisite corporate and other action and will not, either prior to or as a result of the consummation of the transactions contemplated by this Agreement: (i) violate any provision of Applicable Law, any order of any court or other agency of government, any provision of the Organic Documents of the Borrower or any Subsidiary, or any Contract, indenture, agreement or other instrument to which the Borrower or any of the Subsidiaries is a party, or by which the Borrower or any of the Subsidiaries or any of its assets or properties are bound, or (ii) be in conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, or, except as may be provided in the Loan Documents, result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of the Borrower or any of the Subsidiaries pursuant to, any such Contract, indenture, agreement or other instrument.

                  (b) This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and its Subsidiaries party thereto, and constitute the valid and binding obligations of the Borrower and its Subsidiaries party thereto, enforceable against the Borrower and such Subsidiaries in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moretorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity.

                  (c) Neither the Borrower nor any of the Subsidiaries is required to obtain any Government Approval, consent or authorization from, or to file any declaration or statement with, any governmental instrumentality or agency in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents.

                  (d) Without limitation of Sections 3.03(a) through 3.03(c) above, the issuance of the Warrants has been authorized by all requisite corporate action of the Borrower, and such issuance does not conflict with any shareholders' agreement, preemptive rights, limitation under or requirement of Organic Documents, or other agreement or commitment of the Borrower. Upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares (as such term is defined in the Warrants) will be validly issued, fully paid and nonassessable.

         SECTION 3.04. LITIGATION. Except as disclosed on SCHEDULE 3.04 of the Disclosure Schedule, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries or any of their respective assets, which, if adversely determined, would have a Material Adverse Effect. The Borrower has no Knowledge of any state of facts, events, conditions or circumstances which are reasonably likely to give rise to, or would properly constitute grounds for or the basis of, any suit, action, arbitration, proceeding or investigation (including, without limitation, any unfair labor practice charges, interference with union organizing activities, or other labor or employment claims) against or with respect to the Borrower or any Subsidiary.

         SECTION 3.05. MATERIAL CONTRACTS. Except as disclosed on SCHEDULE 3.05 of the Disclosure Schedule, neither the Borrower nor any of the Subsidiaries is
(a) a party to any Contract, agreement or instrument or subject to any charter or other corporate or organizational restriction which has had or could reasonably be expected to have a Material Adverse Effect, (b) subject to any liability or obligation under or relating to any collective bargaining agreement, or (c) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contract, agreement or instrument to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.06. TITLE TO PROPERTIES. The Borrower and each of the Subsidiaries has good title to all of its properties and assets, free and clear of all mortgages, security interests, restrictions, encumbrances or other Liens of any kind, except for restrictions on the nature of use thereof imposed by Applicable Law, and except for Permitted Liens, none of which materially interfere with the use and enjoyment of such properties and assets in the normal course of the Business Operations as presently conducted, or materially impair the value of such properties and assets for the purpose of such business.

         SECTION 3.07. REAL PROPERTY. SCHEDULE 3.07 of the Disclosure Schedule sets forth a correct and complete lists of all (i) Owned Real Properties, and
(ii) Leased Real Properties. The Borrower owns good and marketable title to all Owned Real Properties. The Borrower has a valid lessee's interest in each Leased Real Property currently leased or occupied by the Borrower and neither the Borrower nor, to the Borrower's Knowledge, any other party thereto, is in material breach or violation of any requirements of any such lease. All Real Properties currently owned or occupied by the Borrower or any Subsidiary are in good condition (reasonable wear and tear excepted) and are adequate for the current and proposed businesses of the Borrower and its Subsidiaries. To the Borrower's Knowledge, its use of the Real Properties in the normal conduct of the Business Operations does not violate any applicable building, zoning or other law, ordinance or regulation affecting such Real Properties, and no covenants, easements, rights-of-way or other such conditions of record impair the Borrower's use of the Real Properties in the normal conduct of the Business Operations.

         SECTION 3.08. MACHINERY AND EQUIPMENT. The machinery and equipment owned and/or used by the Borrower and the Subsidiaries is, as to each individual material item of machinery and equipment, and in the aggregate as to all such equipment, in good and usable condition and in a state of good maintenance and repair (reasonable wear and tear excepted), and adequate for its use in the Business Operations.

         SECTION 3.09. CAPITALIZATION. Except as set forth in SCHEDULE 3.02 of the Disclosure Schedule and for new Subsidiaries which may hereafter be formed or acquired in compliance with this Agreement, the Borrower does not, directly or indirectly, own any capital stock of or any form of equity interest in any other Person.

         SECTION 3.10. SOLVENCY. After giving effect to the Loans and the other transactions contemplated hereby, the borrowings made and/or to be made by the Borrower under this Agreement do not and will not render the Borrower insolvent or with unreasonably small capital for its business; the fair saleable value of all of the assets and properties of the Borrower does now, and will, upon the funding of the Loans contemplated hereby, exceed the aggregate liabilities and Indebtedness of the Borrower (including contingent liabilities); the Borrower is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency law, or the liquidation of all or any substantial portion of its assets or property; the Borrower has no knowledge of any Person contemplating the filing of any such petition against the Borrower; and the Borrower reasonably anticipates that it will be able to pay its debts as they mature.

         SECTION 3.11. NO INVESTMENT COMPANY. The Borrower is not an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         SECTION 3.12. MARGIN SECURITIES. The Borrower does not own or have any present intention of acquiring any "margin security" or any "margin stock" within the meaning of

Regulations G, T, U or X of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulations G, T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.

         SECTION 3.13. TAXES.

                  (a) All federal, state and local tax returns and tax reports required to be filed by the Borrower and/or any Subsidiary have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of such tax returns, tax reports and other filings are correct and complete in all material respects. All federal, state and local income, franchise, sales, use, property, excise, ad valorem, value-added, payroll and other taxes (including interest, penalties and additions to tax and including estimated tax installments where required to be filed and paid) due from or with respect to the Borrower and the Subsidiaries have been fully paid, and appropriate accruals have been made on the Borrower's books for taxes not yet due and payable. All taxes and other assessments and levies which the Borrower and/or any Subsidiary is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable. Except as set forth in SCHEDULE 3.13 of the Disclosure Schedule, there are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Borrower or any Subsidiary, and no outstanding tax Liens.

                  (b) Except as  disclosed  in SCHEDULE  3.13 of the  Disclosure
Schedule, the Borrower has no Knowledge and has not received notice of any pending audit with respect to any federal, state or local tax returns of the Borrower or any Subsidiary, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Borrower or any Subsidiary.

         SECTION 3.14. ERISA. Except as set forth in SCHEDULE 3.14 of the Disclosure Schedule, neither the Borrower nor any ERISA Affiliate of the Borrower maintains or has any obligation to make any contributions to any pension, profit sharing or other similar plan providing for deferred compensation to any employee. With respect to any such plan(s) as may now exist or may hereafter be established by the Borrower or any ERISA Affiliate of the Borrower, and which constitutes an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, except as set forth on SCHEDULE 3.14 of the Disclosure Schedule: (a) the Borrower or the subject ERISA Affiliate has paid and shall cause to be paid when due all amounts necessary to fund such plan(s) in accordance with its terms, (b) except for normal premiums payable by the Borrower to the Pension Benefit Guaranty Corporation ("PBGC"), the Borrower or the subject ERISA Affiliate has not taken and shall not take any action which could result in any liability to the PBGC, or any of its successors or assigns,
(c) the present value of all accrued benefits thereunder shall not at any time exceed the value of the assets of such plan(s) allocable to such accrued benefits, (d) there have not been and there shall not be any transactions such as would cause the imposition of any tax or penalty under Section 4975 of the Code or under Section 502 of ERISA, which would adversely affect the funded benefits attributable to the Borrower or the subject ERISA Affiliate, (e) there has not been and there shall not be any termination or partial termination thereof (other than a partial termination resulting solely from a reduction in the number of employees of the Borrower or an ERISA Affiliate of the Borrower, which reduction is not anticipated by the Borrower), and there has not been and there shall not be any "reportable event" (as such term is defined in Section 4043(b) of ERISA) on or after the effective date of Section 4043(b) of ERISA with respect to any such plan(s) subject to Title IV of ERISA, (f) no "accumulated funding deficiency" (as defined in Section 412 of the Code) has been or shall be incurred on or after the effective date of Section 412 of the Code, (g) such plan(s) have been and shall be determined to be "qualified" within the meaning of Section 401(a) of the Code, and have been and shall be duly administered in compliance with ERISA and the Code, and (h) the Borrower is not aware of any fact, event, condition or cause which might adversely affect the qualified status thereof. As respects any "multi-employer plan" (as such term is defined in Section 3(37) of ERISA) to which the Borrower or any ERISA Affiliate thereof has heretofore been, is now, or may hereafter be required to make contributions, the Borrower or such ERISA Affiliate has made and shall make all required contributions thereto, and there has not been and shall not be any "complete withdrawal" or "partial withdrawal" (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on the part of the Borrower or such ERISA Affiliate.

         SECTION 3.15. INTELLECTUAL PROPERTY.

                  (a) The Borrower and the Subsidiaries own or have the valid right to use all material patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other intellectual property used, marketed and sold in the Business Operations, and the Borrower and the Subsidiaries are in compliance in all material respects with all licenses, user agreements and other such agreements regarding the use of intellectual property used in the Business Operations; and the Borrower has no Knowledge of or received notice claiming that any such intellectual property infringes upon or violates the rights of any other Person.

                  (b) SCHEDULE 3.15(B) of the Disclosure Schedule sets forth all material Intellectual Property owned by the Borrower and its Subsidiaries ("OWNED INTELLECTUAL PROPERTY"), including the name, if any, and a brief description thereof. Except as set forth in such SCHEDULE 3.15(B), to the Knowledge fo the Borrower, either the Borrower or one of its Subsidiaries holds, good, valid and indefeasible title to all Owned Intellectual Property, free and clear of any liens or encumbrances of any kind, except for: (i) any lien for current taxes not yet due and payable, and (ii) liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Borrower and its Subsidiaries.

                  (c) SCHEDULE  3.15(C) of the  Disclosure  Schedule sets forth:
(i) all material Intellectual Property licensed by the Borrowers or any of its Subsidiaries from third parties and used in the conduct of the business of the Borrower and its Subsidiaries ("LICENSED INTELLECTUAL

PROPERTY"), including a brief description thereof; (ii) with respect to any Owned Intellectual Property that is the subject of any registration or pending application in any jurisdiction, the names of the jurisdictions, any registration and/or application serial numbers, and the current status thereof;
(iii) a brief description of all material licenses, sublicenses, and other agreements pursuant to which the Borrower (or any of its Subsidiaries) or any sublicensee of the Borrower (or any of its Subsidiaries) has granted to any third party the right to use any of the Owned Intellectual Property; (iv) all other material consents, indemnifications, forbearances to sue, settlement agreements and licensing or cross-licensing arrangements to which the Borrower or any of its Subsidiaries is a party relating to the Owned Intellectual Property; and (v) any ongoing royalty or payment obligations with respect to the Licensed Intellectual Property.

                  (d) To the Knowledge of the Borrower, the Borrower and its Subsidiaries have a valid right to use, license, and otherwise exploit all Licensed Intellectual Property, and any rights thereunder will not be affected by the Borrower and its Subsidiaries entering into this Agreement, the other Loan Documents and the agreements and transactions contemplated hereby and thereby. Except as set forth in SCHEDULE 3.15(D) of the Disclosure Schedule, neither the Borrower nor any of its Subsidiaries is under any obligation to pay royalties or other payments in connection with any license, sublicense, or other agreement, nor restricted from assigning its right under any sublicense or agreement respecting the Licensed Intellectual Property, nor will the Borrower or any of its Subsidiaries otherwise be, as a result of the execution and delivery of this Agreement, the other Loan Documents or the performance of their obligations hereunder and thereunder, in breach of any license, sublicense or other agreement relating to the Licensed Intellectual Property.

                  (e) To the Knowledge of the Borrower, each of the Borrower's and its Subsidiaries' rights in all of the Owned Intellectual Property are valid, subsisting, and enforceable. None of the Owned Intellectual Property or any registrations therefor have been cancelled or adjudicated invalid or unenforceable, or are subject any outstanding order, judgment, or decree restricting its use or adversely affecting or reflecting the Borrower's or any of its Subsidiaries' rights thereto. To the knowledge of the Borrower, all Owned Intellectual Property that is the subject of a registration or pending application is valid, subsisting, unexpired, and in proper form, and all renewal fees and other maintenance fees that have fallen due on or prior to the Closing Date have been paid. Either the Borrower or its applicable Subsidiary has timely made all filings and payments with the appropriate intellectual property offices required to maintain in subsistence all Owned Intellectual Property. All documentation necessary to confirm and effect the Borrower's and its Subsidiaries' ownership of and rights in any Owned Intellectual Property that is the subject of a registration or pending application acquired by the Borrower or any of its Subsidiaries from third parties has been filed in the United States Patent and Trademark Office and the United States Copyright Office, and any and all other relevant intellectual property offices and agencies in other jurisdictions. No Owned Intellectual Property is the subject of any legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration.

                  (f) The consummation of the transactions contemplated hereby will not materially alter or impair any Owned Intellectual Property. To the Knowledge of the Borrower, no Owned Intellectual Property has been used, divulged, disclosed or appropriated to the detriment of the Borrower or any of its Subsidiaries for the benefit of any third party; and, to the Knowledge of the Borrower, no employee or agent of the Company or any of its Subsidiaries has misappropriated any material trade secrets or other material confidential information of any third party in the course of the performance of his or her duties as an employee of the Borrower or any of its Subsidiaries. To the Knowledge of the Borrower, (i) none of the Owned Intellectual Property infringes on any Intellectual Property owned or used by any other Person; (ii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by the Borrower or any of its Subsidiaries is infringing, misappropriating, or making any unlawful use of any Intellectual Property owned by any other Person, and the Borrower and its Subsidiaries have all rights and licenses reasonably necessary in order to make, have made, use or sell such products, (iii) no other Person is infringing, misappropriating or making any unlawful use of, and no Intellectual Property owned or used by any other Person infringes on any Owned Intellectual Property, and (iv) there is no claim, suit, action or proceeding pending or threatened or asserted against the Borrower or any of its Subsidiaries: (A) alleging any conflict or infringement by the Borrower or any of its Subsidiaries of any other Person's intellectual property or proprietary rights; or (B) challenging the Borrower's or any of its Subsidiaries' ownership or use of, or the validity or enforceability of, any of the Owned Intellectual Property or the Licensed Intellectual Property.

         SECTION 3.16. COMPLIANCE WITH LAWS. The Borrower and the Subsidiaries are in compliance with all occupational safety, health, wage and hour, employment discrimination, environmental, flammability, labeling and other Applicable Law which are material to the Business Operations, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is aware of any state or facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any Applicable Law, or which may give rise to the assertion of any such violation, which could have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received written notice of default or violation, nor is the Borrower or any Subsidiary in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Borrower's or any Subsidiaries' business, affairs, properties or assets. Neither the Borrower nor any Subsidiary has received written notice of or been charged with, or is, to the Borrower's Knowledge, under investigation with respect to, any violation of any provision of any Applicable Law, which violation would have a Material Adverse Effect.

         SECTION 3.17. LICENSES AND PERMITS. The Borrower and each Subsidiary has all federal, state and local licenses and permits required to be maintained in connection with and material to the Business Operations, and all such licenses and permits are valid and in full force and effect. The Borrower and each Subsidiary has complied with the requirements of such licenses and permits in all material respects, and has received no notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof. There is no circumstance or condition Known to the Borrower that would cause or permit any of such licenses or permits to be voided, revoked or withdrawn.

         SECTION 3.18. INSURANCE. SCHEDULE 3.18 of the Disclosure Schedule lists all insurance coverages maintained by the Borrower on the date of this Agreement, including the names of insurers, policy limits and deductibles. The Borrower has not received written notice of cancellation or intent not to renew any of such policies, and there has not occurred, and there does not exist, any condition (other than general industry-wide conditions) such as would cause any of such insurers to cancel any of such insurance coverages, or would be reasonably likely to materially increase the premiums charged to the Borrower for coverages consistent with the scope and amounts of coverages as in effect on the date hereof.

         SECTION 3.19. ENVIRONMENTAL LAWS.

                  (a) The Borrower and each Subsidiary has complied in all material respects with all Environmental Laws relating to its business and properties, and to the Knowledge of the Borrower there exist no Hazardous
Substances in amounts in violation of applicable Environmental Laws or underground storage tanks on any of the Real Properties the existence of which would have a Material Adverse Effect, except those that are stored and used in compliance with Applicable Laws.

                  (b) Neither the Borrower nor any Subsidiary has received notice of any pending or threatened litigation or administrative proceeding which in any instance (i) asserts or alleges any violation of applicable Environmental Laws on the part of the Borrower or any Subsidiary, (ii) asserts or alleges that the Borrower or any Subsidiary is required to clean up, remove or otherwise take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Substances or materials, or (iii) asserts or alleges that the Borrower or any Subsidiary is required to pay all or any portion of the costs of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by the Borrower or any Subsidiary. To the Borrower's Knowledge, neither the Borrower nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws. To the Borrower's Knowledge, neither the Borrower nor any Subsidiary has been named or listed as a potentially responsible party by any governmental body or agency in any matter arising under any Environmental Laws. Neither the Borrower nor any Subsidiary is a participant in, nor does the Borrower have Knowledge of, any governmental investigation involving any of the Real Properties.

                  (c) Neither the Borrower or any Subsidiary nor, to the Borrower's Knowledge, any other person, firm, corporation or governmental entity has caused or permitted any Hazardous Substances or other materials to be stored, deposited, treated, recycled or disposed of on, under or at any of the Real Properties which materials, if known to be present, would reasonably be expected to require or authorize cleanup, removal or other remedial action under any applicable Environmental Laws.

                  (d) As used in this Section 3.19 and in Section 5.08 below, the following terms have the following meanings:

                  "ENVIRONMENTAL LAWS" include all federal, state, and local laws, rules, regulations, ordinances, permits, orders, and consent decrees agreed to by the Borrower or any Subsidiary relating to health, safety, and environmental matters applicable to the business and property of the Borrower or any Subsidiary. Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.9601 et seq., as amended; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ss.2601 et seq., as amended; and the Clean Water Act, 33 U.S.C. ss.1331 et seq., as amended.

                  "HAZARDOUS SUBSTANCES", "RELEASE", "RESPOND" and "RESPONSE" shall have the meanings assigned to them in CERCLA, 42 U.S.C. ss.9601, as amended.

                  "NOTICE" means any actual summons, citation, directive, information request, notice of potential responsibility, notice of violation or deficiency, order, claim, complaint, investigation, proceeding, judgment, letter, or other communication, written or oral, from the United States Environmental Protection Agency or other federal, state, or local agency or authority, or any other entity or individual, public or private, concerning any intentional or unintentional act or omission which involves management of Hazardous Substances in amounts in violation of Environmental Laws on or off any Real Properties; the imposition of any lien on any Real Properties, including but not limited to liens asserted by government entities in connection with any Borrower's or Subsidiary's response to the presence or Release of Hazardous Substances in amounts in violation of Environmental Laws; and any alleged violation of or responsibility under any Environmental Laws.

         SECTION 3.20. SENSITIVE PAYMENTS. Neither the Borrower nor any Subsidiary has (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) made any payments to any person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment, or (d) engaged in any "trading with the enemy" or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar laws, rules or regulations.

         SECTION 3.21. FULL DISCLOSURE. No statement of fact made by the Borrower in this Agreement or any other Loan Document, in any SEC Report, or in any information memorandum, business summary, agreement, certificate, schedule or other written statement furnished by the Borrower or any Subsidiary to the Lender pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make any statements contained herein or therein not misleading. Except for matters of a general economic or political nature which do not affect the Borrower or any Subsidiary uniquely, there is no fact presently known to the Borrower which has not been disclosed to the Lender, which has had or would reasonably be expected to have a Material Adverse Effect.

         SECTION 3.22. REAFFIRMATION. Each and every request by the Borrower for an Advance shall constitute a reaffirmation of the truth and accuracy of the Borrowers' and each Subsidiary's representations and warranties made in this Agreement and the Security Documents on and as of the date of such request.

IV.      CONDITIONS OF MAKING THE LOANS

         A. The obligation of the Lender to make the initial Loan hereunder and to consummate the other transactions contemplated hereby are subject to the following conditions precedent:

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Article III hereof and in the other Loan Documents shall be true and correct on and as of the Closing Date.

         SECTION 4.02. LOAN DOCUMENTS. The Borrower and its Subsidiaries (as applicable) shall have duly executed and/or delivered to the Lender all of the following:

                  (a) The Notes;

                  (b) The Guaranty Agreement, the Collateral Agreement and any and all other Security Documents required by the Lender at the Closing Date (including, without limitation, a Control Agreement or escrow agreement (in form satisfactory to the Lender) in respect of the Escrow Account, and any Landlord Waivers, warehousemen's waivers, bailee letters or consents required by the Lender);

                  (c) The Warrants;

                  (d) The Registration Rights Agreement;

                  (e) A certificate or certificates of insurance, with loss payable endorsements, evidencing the insurance required by Section 5.01(d) below; PROVIDED, HOWEVER, that this condition precedent shall be deemed to be satisfied with respect to foreign insurance coverages if the Borrower provides reasonable evidence to the Lender of the existence and amounts of such insurance on the Closing Date;

                  (f) A current Borrowing Base report in conformity with Section 5.04(d) below, and a written request for the borrowing of the Term Loan and the initial Advance;

                  (g) A certificate of the Secretary or an Assistant Secretary of the Borrower and each Subsidiary, certifying the vote of the Boards of Directors or other governing body of the Borrower and each Subsidiary, authorizing and directing the execution and delivery of the Loan Documents and all further agreements, instruments, certificates and other documents pursuant hereto and thereto;

                  (h) A certificate of the Secretary or an Assistant Secretary of the Borrower and each Subsidiary, certifying the names of the officers of the Borrower and each Subsidiary who are authorized to execute and deliver the Loan Documents and all other agreements, instruments, certificates and other documents to be delivered pursuant hereto and thereto, together with the true signatures of such officers. The Lender may conclusively rely on such certificate until the Lender shall receive any further such certificate canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

                  (i) Certified copies of the Organic Documents of the Borrower and each Subsidiary, and a certificate of the Secretary of State or other appropriate official of the jurisdiction of incorporation of the Borrower and each Subsidiary and of each jurisdiction in which the Borrower and each
Subsidiary  is  qualified  to  do  business  as  a  foreign  corporation,  dated reasonably  prior  to the  Closing  Date,  stating  that the  Borrower  and each
Subsidiary is duly formed or qualified and in good standing in such jurisdiction; PROVIDED, HOWEVER, that with respect to any Foreign Subsidiary,
(i) the delivery of uncertified copies of its Organic Documents shall be satisfactory, and (ii) no certificate of good standing need be delivered if the subject jurisdiction does not issue such certificates or comparable documents;

                  (j) Such other agreements, instruments, documents and certificates (including, without limitation, satisfactory lien and judgment searches respecting the Borrower) as the Lender or its counsel may reasonably request.

         SECTION 4.03. LENDER SHARES. The Borrower shall have delivered to the Lender one or more stock certificates representing, in the aggregate, the 1,500,000 Lender Shares.

         SECTION 4.04. TERMINATION OF FACTORING AGREEMENT; DYNE REPAYMENT.

                  (a) The Borrower shall have delivered to the Lender a written agreement, in form and substance reasonably satisfactory to the Lender, evidencing the termination of the Factoring Agreement and the absence of any continuing obligations thereunder.

                  (b) The Borrower shall have delivered to the Lender a written agreement, executed by Mark Dyne in favor of the Borrower and in form and substance reasonably satisfactory to the Lender, confirming the amounts payable to Mark Dyne on the Closing Date in respect of the Borrower's outstanding Indebtedness owed to Mark Dyne, and confirming that, upon receipt of such amount (plus any applicable per diem interest) by Mark Dyne on the Closing Date, all liens and security interests held by Mark Dyne in or upon any assets or properties of the Borrower and its Subsidiaries shall be released and may be terminated of record.

         SECTION 4.05. LEGAL OPINION. The Lender shall have received a written opinion of Stubbs Alderton & Markiles, LLP, counsel for the Borrower and the Subsidiaries, dated the Closing Date, satisfactory to the Lender and its counsel in scope and substance.

         SECTION 4.06. FEES AND REIMBURSEMENTS. The Borrower shall have paid to the Lender the Closing Fee and the initial Monitoring Fee, and shall have paid or reimbursed the Lender for its reasonable out-of-pocket costs, charges and expenses incurred to the Closing Date (up to a maximum of $75,000); and in connection herewith, the Borrower hereby irrevocably authorizes the Lender to charge such amounts as Advances to the Borrower's revolving credit loan account. Failure of the Lender to effect any such charge shall not excuse the Borrower from its obligation to pay such amounts.

         SECTION 4.07. FURTHER MATTERS. All legal matters, and the form and substance of all documents, incident to the transactions contemplated hereby shall be satisfactory to the Lender and its counsel.

         SECTION 4.08. NO DEFAULT. No Default or Event of Default shall have occurred and be continuing.

         B. The obligation of the Lender to make any Advances subsequent to the Closing Date is subject to (a) the representations and warranties set forth in
Article III and in the other Loan Documents being true and correct in all material respects (except that, to the extent that any representation or warranty is already qualified by concepts of materiality and/or Material Adverse Effect, then such representations and warranties shall be true and correct in all respects) on and as of the subject Borrowing Date, (b) the Lender's receipt of a current Borrowing Base report in conformity with Section 5.04(d) below, (c) the execution and delivery of such further Security Documents as the Lender may have reasonably requested pursuant to the Security Documents theretofore executed and delivered, and (d) there being no continuing Default or Event of Default.

V.       AFFIRMATIVE COVENANTS

         The Borrower hereby covenants and agrees that, from the date hereof and until all Obligations (whether now existing or hereafter arising) have been paid in full and the Revolving Credit Commitment has been terminated, unless the Lender shall otherwise consent in writing, the Borrower shall, and shall cause each of its Subsidiaries to:

         SECTION 5.01. CORPORATE AND INSURANCE. Do or cause to be done all things necessary to at all times (a) preserve, renew and keep in full force and effect its corporate or other legal existence, rights, licenses, permits and franchises, (b) comply with the Loan Documents and any other agreements and instruments executed and delivered hereunder and thereunder (to the extent a party thereto), (c) maintain, preserve and protect all of its franchises and material trade names, and preserve all of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear excepted), and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto, so that the Business Operations carried on in connection therewith may be properly and advantageously conducted at all times, (d) maintain insurance in amounts, on such terms and against such risks (including fire and other hazards insured against by extended coverage, and public liability insurance covering claims for personal injury, death or property damage) as are customary for companies of similar size in the same or similar businesses and operating in the same or similar locations, as well as all such other insurance as is required by the Collateral Agreement, each of which policies (other than workers compensation) shall be issued by a financially sound and reputable insurer reasonably satisfactory to the Lender and shall name the Lender as loss payee and additional insured as its interest appears and provide for the Lender to receive written notice thereof at least thirty (30) days prior to any cancellation of the subject policy, and (e) comply with all material Contracts and material obligations to which it is a party or by which it is bound, all benefit plans which it maintains or is required to contribute to, and all Applicable Law (including, without limitation, Environmental Laws) material to its Business Operations, and all requirements of its insurers, whether now in effect or hereafter enacted, promulgated or issued. The Borrower will provide to the Lender a certificate of the foregoing insurance, promptly upon request; and, without limitation of the foregoing, to the extent that certificates of foreign insurance were not delivered to the Lender on the Closin

Date in accordance with Section 4.02(e) above, such certificates shall be delivered to the Lender within sixty (60) days after the Closing Date.

         SECTION 5.02. PAYMENT OF TAXES. File, pay and discharge, or cause to be paid and discharged, all material taxes, assessments and governmental charges or levies imposed upon the Borrower and/or any Subsidiary or upon its income and profits or upon any of its property (real, personal or mixed) or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials, supplies and otherwise, which, if unpaid when due, might become a Lien or charge upon such property or any part thereof; PROVIDED, HOWEVER, that neither the Borrower nor any Subsidiary shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (a) the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Subsidiary shall have set aside on its books adequate reserves (to the extent required by GAAP) with respect to any such tax, assessment, charge, levy or claim so contested, and (b) payment with respect to any such tax, assessment, charge, levy or claim shall be made before any of the Borrower's or such Subsidiary's property shall be seized or sold in satisfaction thereof.

         SECTION 5.03. NOTICES. Give prompt written notice to the Lender of (a) the filing by the Borrower of any SEC Reports, (b) any proceedings instituted against the Borrower or any Subsidiary in any federal or state court or before any commission or other regulatory body, whether federal, state or local, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect (c) occupancy of any new or additional Real Property, and (d) the occurrence of any material casualty to any Collateral, any Material Adverse Effect, or any Default or Event of Default, and the action that the Borrower has taken, is taking, or proposes to take with respect thereto.

         SECTION 5.04. PERIODIC REPORTS. Furnish to the Lender:

                  (a) Within ninety (90) calendar days after the end of each Fiscal Year, consolidated balance sheets, and consolidated and consolidating statements of income, statements of stockholders' equity, and statements of cash flows of the Borrower and its Subsidiaries, together with footnotes and supporting schedules thereto, certified (as to the consolidated statements) by independent certified public accountants selected by the Borrower and reasonably satisfactory to the Lender, showing the financial condition of the Borrower and its Subsidiaries at the close of such Fiscal Year and the results of operations of the Borrower and its Subsidiaries during such Fiscal Year;

                  (b) Within thirty (30) calendar days after the end of each calendar month (forty-five (45) calendar days in the case of the end of a fiscal quarter), consolidated (and, if specifically requested by the Lender reasonably in advance, consolidating) unaudited balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries, in each case with supporting schedules thereto, prepared by the Borrower and certified by the Borrower's Chairman, President, Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, such balance sheets to be as of the close of such calendar month and such statements of income and statements of cash flows to be for the period from the beginning of the then-current Fiscal Year to the end of such calendar month, together with comparative statements of income and cash flows for the corresponding period in the immediately preceding Fiscal Year, in each case subject to normal audit and year-end adjustments;

                  (c) Concurrently with the delivery of each of the financial statements required by Sections 5.04(a) and 5.04(b) above, a certificate on behalf of the Borrower (signed by the Chairman, President, Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer of the Borrower), certifying that he has examined the provisions of this Agreement and that, to the best of his knowledge, no Default or Event of Default (including, without limitation, under Sections 6.16 and 6.17 below, as demonstrated by detailed calculations included in such certificate) has occurred and/or is continuing;

                  (d) On or prior to the fifth (5th) calendar day of each calendar month, a detailed calculation of the Borrowing Base as of the end of the immediately preceding calendar month, in form and substance, and with supporting documentation (including, without limitation, receivables and payables agings as of the close of the immediately preceding calendar month) as may reasonably be required by the Lender; and, on or prior to the twentieth
(20th) calendar day of each calendar month, a report on accounts receivable balances of the Borrower and its Subsidiaries as of the fifteenth (15th) calendar day of such calendar month;

                  (e) As soon as approved by the Borrower's Board of Directors (but in any event not later than thirty (30) days after the beginning of each Fiscal Year), a budget and operating plan (on a quarter-by-quarter basis) for such Fiscal Year, in such detail as may reasonably be required by the Lender;

                  (f) As and when distributed to the Borrower's shareholders, copies of all proxy materials, reports and other information which the Borrower provides to its shareholders; and as and when distributed to any other holders of Indebtedness of the Borrower or the Subsidiaries, copies of all reports, statements and other information provided to such lenders; and

                  (g) Promptly, from time to time, such other information (including, without limitation, receivables and payables agings, and sales reports) regarding the Borrower's or any Subsidiary's operations, assets, business, affairs and financial condition, as the Lender may reasonably request.

To the extent that the financial statements required by Sections 5.04(a) and 5.04(b) are contained in any SEC Reports filed by the Borrower within the required time period hereunder for the delivery of such financial statements, then the Borrower shall be deemed to have complied with the subject financial statement delivery by notifying the Lender of the filing of the subject SEC Report.

To the extent that any report or other delivery required under this Section 5.04 or elsewhere in this Agreement will, at the time of anticipated delivery to the Lender, contain any material non-public information, the Borrower will notify the Lender thereof as promptly as practicable prior to the delivery of such report (but without disclosing the specific items of material non-public information or the nature thereof), and if so requested by the Lender prior to the required date of the information delivery hereunder, the Borrower shall (x) if reasonably practicable, redact such material non-public information from the subject report prior to the delivery thereof to the Lender, or (y) defer delivery of such report until such time as the Borrower has made public disclosure of the subject material information or the Lender has affirmatively requested delivery of such report. Absent timely request by the Lender as aforesaid, the Borrower shall make the required delivery to the Lender on a timely basis.

         SECTION 5.05. BOOKS AND RECORDS; INSPECTION. Maintain centralized books and records regarding all of the Business Operations at the Borrower's principal place of business, and permit agents or representatives of the Lender to inspect, at any time during normal business hours, upon reasonable notice, and without undue material disruption of the Business Operations, all of the Borrower's and its Subsidiaries' various books and records, to make copies, abstracts and/or reproductions thereof, and to discuss the business and affairs of the Borrower and the Subsidiaries with the management of the Borrower; and the Lender shall maintain the confidentiality of any Confidential Information so obtained, as and to the extent required under Section 9.13 below, and shall not trade in any securities of the Borrower utilizing any of such Confidential Information.

         SECTION 5.06. ACCOUNTING. Maintain a standard system of accounting in order to permit the preparation of financial statements in accordance with GAAP and Regulation S-X promulgated under the Act.

         SECTION 5.07. REIMBURSEMENTS. Pay or reimburse the Lender or other appropriate Persons on demand for all reasonable costs, expenses and other charges incurred or payable from time to time in connection with the transactions contemplated by this Agreement, any waivers or amendments in respect of any Loan Documents (whether or not completed or executed), and any "workout" or enforcement action (whether or not consummated or completed, and regardless of the outcome thereof), including but not limited to any and all search fees, recording fees, costs of inspections, reasonable legal and accounting fees, and costs related to routine Exchange Act filings in respect of the Lender's and its Affiliates' position in securities of the Borrower.

         SECTION 5.08. ENVIRONMENTAL RESPONSE. In the event of any material discharge, spill, injection, escape, emission, disposal, leak or other Release of Hazardous Substances in amounts in violation of applicable Environmental Laws by the Borrower or any Subsidiary on any Real Property owned or leased by the Borrower or any Subsidiary, which is not authorized by a permit or other approval issued by the appropriate governmental agencies and which requires notification to or the filing of any report with any federal or state governmental agency, the Borrower shall promptly: (a) notify the Lender; and (b) comply with the notice requirements of the Environmental Protection Agency and applicable state agencies, and take all steps necessary to promptly clean up such discharge, spill, injection, escape, emission, disposal, leak or other Release in accordance with all applicable Environmental Laws and the Federal National Contingency Plan, and, if required, receive a certification from all applicable state agencies or the Environmental Protection Agency, that such Real Property has been cleaned up to the satisfaction of such agency(ies).

         SECTION 5.09. MANAGEMENT. Cause Stephen Forte to continue to be employed or to function as the Chief Executive Officer of the Borrower, unless a successor is appointed within sixty (60) days after the termination of Mr. Forte's employment and such successor is reasonably satisfactory to the Lender.

         SECTION 5.10. USE OF PROCEEDS. Cause all proceeds of the Loans to be utilized solely in the manner and for the purposes set forth in Section 2.04 above.

         SECTION 5.11. FUTURE SUBSIDIARIES. At any time and from time to time when the Borrower or any of its Subsidiaries proposes to form or acquire any Subsidiary subsequent to the Closing Date, the Borrower shall give written notice thereof to the Lender reasonably in advance of (and in no event less than fifteen (15) days prior to) the formation or acquisition of such Subsidiary, accompanied by true and complete copies of the Organic Documents of such Subsidiary and stating, with respect to such Subsidiary, (a) its proper legal name, (b) its jurisdiction of incorporation or formation, (c) the jurisdictions (if any) in which it is qualified or is required to be qualified to do business as a foreign entity, (d) the number of shares of capital stock, equity securities or ownership interests outstanding, and (e) the record owners of such outstanding capital stock, equity securities or other ownership interests; and contemporaneously with the formation or acquisition of such new Subsidiary, such new Subsidiary shall be deemed to have made and joined in all of the representations and warranties made by the Borrower in this Agreement and the other Loan Documents (all of which shall be applicable to such new Subsidiary as if named therein), and the Borrower shall cause such new Subsidiary to execute and deliver to the Lender (i) a Guaranty Agreement in substantially the form of the Guaranty Agreement as then in effect (or a joinder agreement with respect to the existing Guaranty Agreement in form and substance reasonably satisfactory to the Lender), and (ii) a Collateral Agreement (with completed perfection certificate and other appropriate Security Documents) in substantially the form of the Collateral Agreement as then in effect (or a joinder agreement with respect to the existing Collateral Agreement in form and substance reasonably satisfactory to the Lender) and other Security Documents as reasonably requested by the Lender.

         SECTION 5.12. LANDLORD WAIVERS. To the extent requested by the Lender from time to time subsequent to the Closing Date, use their commercially reasonable efforts to obtain, within thirty (30) days after the Lender's request therefor, in form and substance reasonably satisfactory to the Lender, any and all bailee waivers, warehousemen's waivers, Landlord Waivers and/or access agreements requested by the Lender in respect of locations where there is stored or held Collateral having an aggregate fair market value in excess of $100,000. This Section 5.12 shall not require the Borrower or any Subsidiary to obtain waivers or access agreements from vendors or suppliers holding Collateral only for drop shipment to the Borrower's or any Subsidiary's customers on behalf of the Borrower or any Subsidiary.

         SECTION 5.13. DEPOSIT ACCOUNTS. Notify the Lender upon opening any new bank account, and cause the subject bank or securities intermediary promptly to execute and deliver to the Lender a Control Agreement in respect of such bank account or securities account; and this Section 5.13 shall also be applicable to any and all bank accounts for which Control Agreements have not been entered into on the Closing Date if (a) the funds in such bank account exceed $75,000 (or the Dollar equivalent), or (ii) the funds held in the Bank Accounts for which Control Agreements are not in place exceed $300,000 (or the Dollar equivalent) in the aggregate; and to the extent that a required Control Agreement is not entered into within sixty (60) days after the Closing Date, then the subject bank account(s) shall be promptly closed and the funds held therein shall be transferred to one or more accounts at another banking institution which has executed and delivered a Control Agreement in respect of such account(s) in form and substance satisfactory to the Lender.

VI.      NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that, until all Obligations (whether now existing or hereafter arising) have been paid in full and the Revolving Credit Commitment has been terminated, unless the Lender shall otherwise consent in writing, the Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly:

         SECTION 6.01. INDEBTEDNESS. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, OTHER THAN:

                  (a) Indebtedness to the Lender pursuant to the Loan Documents;

                  (b) liabilities with respect to trade obligations, accounts payable, advances, royalty or other similar payments, operating leases and other normal accruals incurred in the ordinary course of business, or with respect to which the Borrower or the subject Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that the Borrower or the subject Subsidiary has set aside on its books adequate reserves therefor;

                  (c) Indebtedness existing on the date of this Agreement owed to those Persons, in those amounts and having those maturities as set forth in
SCHEDULE 3.01 of the Disclosure Schedule;

                  (d) Capitalized Leases reflected in the Financial  Statements,
and  Capitalized   Leases  hereafter   entered  into  by  the  Borrower  or  its
Subsidiaries, subject to the limitations of Section 6.16 below;

                  (e) purchase money Indebtedness incurred in connection with the Borrower's or its Subsidiaries' acquisition of capital assets, subject to the limitations of Section 6.16 below;

                  (f) Subordinated Debt in such amounts and upon such terms and conditions as shall be acceptable to the Lender in its sole and absolute discretion;

                  (g) intercompany Indebtedness between the Borrower and any Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries; PROVIDED, HOWEVER, that the aggregate intercompany Indebtedness owed by Foreign Subsidiaries to the Borrower or any Domestic Subsidiary, when aggregated with the amount of all other Investments in Foreign Subsidiaries (excluding any equipment presently owned by the Borrower or any Domestic Subsidiary which is hereafter transferred to any Foreign Subsidiary) and the face amount of all Guarantees made by the Borrower or its Domestic Subsidiaries in respect of obligations of Foreign Subsidiaries, shall not at any time exceed the sum of the net such intercompany Indebtedness on the Closing Date plus $1,800,000 (or the Dollar equivalent) (the "FOREIGN INVESTMENT LIMITATION"); PROVIDED, HOWEVER, that intercompany Indebtedness between the Borrower or any Domestic Subsidiary and A.S.G. Stationary, Inc. and/or Tag-It de Mexico, S.A. C.V. shall be excluded from intercompany

Indebtedness for purposes of this limitation, and no increase in Indebtedness and no further advances to or Investments in either such entity from and after May 1, 2007 shall be permitted.

                  (h)  Guarantees  to the extent  permitted  pursuant to Section
6.03 below.

         SECTION 6.02. LIENS. Create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than:

                  (a) subject to Section 5.02 above, Liens securing the payment of taxes which are either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Borrower or the subject Subsidiary shall have set aside on its books adequate reserves;

                  (b)  deposits   under  workers'   compensation,   unemployment
insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of money borrowed) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                  (c) statutory Liens of landlords and Liens imposed by law, such as, carriers', warehousemen's, materialmen's or mechanics' liens, incurred by the Borrower or any Subsidiary in good faith in the ordinary course of business and discharged promptly after same are incurred; fully bonded Liens arising out of a judgment or award against the Borrower or any Subsidiary with respect to which the Borrower or such Subsidiary shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured; and Liens arising out of a judgment or award against the Borrower or any Subsidiary which are fully covered by insurance (subject to applicable deductibles) and for which the relevant insurer has not denied or disclaimed coverage;

                  (d) other Liens incurred in connection with Indebtedness expressly permitted pursuant to Section 6.01(d) and/or Section 6.01(e) above, provided that such Liens do not extend to any assets or property other than the specific assets or properties acquired pursuant to such permitted Indebtedness;

                  (e) encumbrances consisting of easements, rights-of-way, survey exceptions and other similar restrictions on the use of Real Property, or minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of the Borrower and its Subsidiaries;

                  (f) Liens in existence on the date of this Agreement, as set forth on SCHEDULE 6.02 of the Disclosure Schedule;

                  (g) Liens arising out of judgments or awards (i) which are fully covered by insurance (subject to applicable deductibles) and for which the relevant insurer has not denied or disclaimed coverage, or (ii) with respect to which the Borrower or the subject Subsidiary shall be prosecuting an appeal in good faith and in respect of which a stay of execution shall have been issued;

                  (h) Liens in favor of the Lender; and

                  (i) extensions, renewals or replacements of any Lien referred to in clauses (a) through (f) above, provided that same shall not extend such Lien to any additional assets or effect any increase in any principal amount secured thereby.

         SECTION 6.03. GUARANTEES. Guarantee, endorse or otherwise in any manner become or be responsible for obligations of any other Person, except (a) endorsements of negotiable instruments for collection in the ordinary course of business, (b) subject to the Foreign Investment Limitation, Guarantees by the Borrower of obligations of Wholly-Owned Subsidiaries in the ordinary course of business.

         SECTION  6.04.  SALES  OF  ASSETS  AND  MANAGEMENT.  (a)  Sell,  lease, transfer, encumber or otherwise dispose of any of the Borrower's or any Subsidiary's properties, assets, rights, licenses or franchises other than (i) sales of inventory in the ordinary course of business, (ii) licenses, joint ventures and related transactions entered into, modified or terminated in the ordinary course of business, (iii) the disposition of surplus or obsolete personal properties in the ordinary course of business, including the disposition of the Owned Real Property located in Kings Mountain, North Carolina for a gross sales price of not less than $800,000, or (b) permit any Affiliate of the Borrower (other than a Subsidiary which is a party to the Collateral Agreement) to own or obtain any patent, patent application, copyright, copyright application, trademark, trademark application, license, or other intangible asset relating to the Business Operations except in the normal course of business on terms and conditions no less favorable to the Borrower or any Subsidiary than those which could be obtained in an arms' length transaction with an unaffiliated third party.

         SECTION 6.05. SALE-LEASEBACK. Enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any property (real, personal or mixed) used or useful in the Business Operations, whether now owned or hereafter acquired, and thereafter rent or lease such property.

         SECTION 6.06. INVESTMENTS; ACQUISITIONS. Make any Investment in, or otherwise acquire or hold securities (including, without limitation, capital stock and evidences of Indebtedness) of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person (including any Affiliate), EXCEPT:

                  (a)  Investments  in  Wholly-Owned   Subsidiaries  which  have
complied with the requirements of Section 5.11 hereof (subject, in the case of Foreign Subsidiaries, to the Foreign Investment Limitation);

                  (b) advances (to the extent permitted by Applicable Law, including federal securities laws) to employees of the Borrower or any Wholly-Owned Subsidiaries for normal business expenses not to exceed at any time $10,000 in the aggregate;

                  (c) Investments of excess cash generated in the Business Operations in Cash Equivalents; and

                  (d) Investments of cash in overnight deposits or other customary cash management Investments with commercial banks or in commercial paper satisfying the criteria for such banks or commercial paper as set forth in the definition of Cash Equivalents.

         SECTION 6.07. CORPORATE FORM; ACQUISITIONS. Purchase or acquire any Real Property or any ownership interest in any Real Property; or dissolve or liquidate, or consolidate or merge with or into, sell all or substantially all of the assets of the Borrower or any Subsidiary to, or acquire all or substantially all of the securities, assets or properties of, any other Person, except for (a) consolidations of a Subsidiary with a Wholly-Owned Subsidiary (provided that no Domestic Subsidiary shall be consolidated with a Foreign Subsidiary); (b) mergers of a Wholly-Owned Subsidiary into the Borrower or into a Wholly-Owned Subsidiary (provided that no Domestic Subsidiary shall be merged into any Foreign Subsidiary); or (c) sales to the Borrower or another Subsidiary for fair value.

         SECTION 6.08. DIVIDENDS AND REDEMPTIONS. Directly or indirectly declare or pay any dividends, or make any distribution of cash or property, or both, to any Person in respect of any of the shares of the capital stock or other equity securities of the Borrower or any other Person, or directly or indirectly redeem, purchase or otherwise acquire for consideration any securities or shares of the capital stock or other equity securities of the Borrower or any other Person; PROVIDED, that this Section 6.08 shall not be deemed to prohibit the payment of dividends or distributions by any Subsidiary to the Borrower or to any direct or indirect Wholly-Owned Domestic Subsidiary.

         SECTION 6.09. COMPENSATION. Directly or indirectly pay any cash compensation to any executive officers of the Borrower except in accordance with the compensation levels disclosed in SCHEDULE 6.09 of the Disclosure Schedule or as otherwise approved by the independent members of the Board of Directors of the Borrower but in no case in any amount or amounts which would cause or reasonably be expected to cause a Material Adverse Effect.

         SECTION 6.10. CHANGE OF BUSINESS. Directly or indirectly: (a) engage in a business materially different from the general nature of the Business Operations (i) as now being conducted, or (ii) as the same may hereafter be reasonably expanded from time to time in like areas of business; (b) wind up the Business Operations or cease substantially all of its normal Business Operations for a period in excess of ten (10) consecutive days; or (c) suffer any material disruption, interruption or discontinuance of a material portion of its normal Business Operations for a period in excess of ten (10) consecutive days.

         SECTION 6.11. RECEIVABLES. Sell or assign in any way any accounts receivable, promissory notes or trade acceptances held by the Borrower or any Subsidiary with or without recourse, except for collections (including endorsements) in the ordinary course of business.

         SECTION 6.12. CERTAIN AMENDMENTS. Agree, consent, permit or otherwise undertake to amend any of the terms or provisions of the Borrower's or any Subsidiary's Organic Documents in a manner which may impair in any respect any of the Lender's rights under any of the Loan Documents.

         SECTION 6.13. AFFILIATE TRANSACTIONS. Enter into any Contract, agreement or transaction with any Affiliate of the Borrower except (a) as disclosed in SCHEDULE 6.13 of the Disclosure Schedule, (b) for intercompany Indebtedness between the Borrower and any Wholly-Owned Subsidiary or between any Wholly-Owned Subsidiaries (subject to the limitations provided in Section 6.06(a) above), or (c) in the normal course of business on terms and conditions no less favorable to the Borrower or any Subsidiary than those which could be obtained in an arms' length transaction with an unaffiliated third party.

         SECTION 6.14. FISCAL YEAR. Amend its Fiscal Year.

         SECTION 6.15. SUBORDINATED DEBT; COLIN DYNE INDEBTEDNESS.

                  (a) Prepay any of the Indebtedness listed in SCHEDULE 3.01 of the Disclosure Schedule; or prepay, redeem or purchase any Subordinated Debt, or make any payment on any Subordinated Debt, in each case in violation of the applicable subordination agreement.

                  (b) Make any payment on any Indebtedness owed to Colin Dyne except by means of dollar-for-dollar offset against amounts owed to the Borrower or any Domestic Subsidiary by Colin Dyne.

         SECTION 6.16. CAPITAL EXPENDITURES. Make aggregate Capital Expenditures
(a) in excess of $500,000 during the period from the Closing Date through and including December 31, 2007, (b) in excess of $750,000 during the Fiscal Year ending December 31, 2008, and (c) in excess of fifty (50%) percent of Free Cash Flow in any Fiscal Year thereafter.

         SECTION 6.17. COVERAGE TEST. Permit, as of the end of any quarter of any Fiscal Year, EBITDA for the four (4) consecutive fiscal quarters then ended to exceed principal and interest payments by the Borrower and its Subsidiaries for such four (4) fiscal quarter period (excluding principal of the Convertible Debentures and principal payments made from a matched source where such matched source makes the payment); PROVIDED, HOWEVER, that the Lender shall not accelerate the Obligations by reason of any non-compliance with this Section
6.17 unless and until non-compliance herewith occurs as of the end of two (2) consecutive fiscal quarters.

VII.     DEFAULTS

         SECTION 7.01. EVENTS OF DEFAULT. Each of the following events is herein, and in the Notes, sometimes referred to as an Event of Default:

                  (a) if any representation or warranty made herein or in any other Loan Document, or in any certificate, financial statement, Borrowing Base report, instrument or other written statement furnished by the Borrower or any Subsidiary in connection with this Agreement, any other Loan Document or any of the borrowings hereunder shall be false, inaccurate or misleading in any material respect when made or when deemed made hereunder;

                  (b) any default in the payment of any principal or interest under any of the Notes or any other Obligations when the same shall be due and payable, whether at the due date thereof or at a date required for prepayment or by acceleration or otherwise, and the continuance of any such non-payment (in whole or in part) for a period of three (3) Business Days;

                  (c) any default in the due observance or performance of any covenant, condition or agreement contained in any Section of Article VI hereof, which, if capable of being cured, is not fully cured within thirty (30) days after the occurrence thereof;

                  (d) any default in the due observance or performance of any covenant, condition or agreement to be observed or performed under Article V hereof, or otherwise pursuant to the terms hereof or any other Loan Document and not addressed in Sections 7.01(a), (b) or (c), and the continuance of such default unremedied for a period of thirty (30) days (five (5) Business Days in the case of Section 5.01(d) hereof) after written notice thereof to the Borrower, or such other cure period as may be provided in the applicable Loan Document;

                  (e) any uncured default or event of default with respect to any Indebtedness of the Borrower or any of the Subsidiaries (other than to the Lender) in an amount in excess of $250,000, if the effect of such default or event of default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness for money borrowed or to cause such Indebtedness for money borrowed to become due prior to the stated maturity thereof;

                  (f) if the Borrower or any Subsidiary shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors,
(iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

                  (g) if any order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or any Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Borrower or any Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Borrower or any Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

                  (h) if final judgment(s) or administrative order for the payment of money in an uninsured amount in excess of $50,000 individually or in the aggregate shall be rendered against the Borrower and/or any Subsidiary, and the same shall remain undischarged or unbonded for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

                  (i) the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Borrower or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $50,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

                  (j) if any Lien purported to be created by any Security Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties covered thereby, or the Borrower or any Subsidiary shall assert in writing that any Lien purported to be created by any Security Document is not a valid perfected first priority lien (subject only to any priority accorded by law to Permitted Liens, and any priority granted to a replacement revolving credit lender with respect to Accounts and inventory as contemplated by Section 2.01(g) above) on the assets or properties purported to be covered thereby; or if any Subsidiary which is a Wholly-Owned Subsidiary shall cease to be a Wholly-Owned Subsidiary;

                  (k) if any of the Loan Documents shall, other than by reason of the Lender's default, bankruptcy or insolvency, cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto);

                  (l) if the Common Stock shall not be listed or traded on any national securities exchange or any NASDAQ market, or shall cease to be listed or quoted on the OTC Bulletin Board, for any period in excess of thirty (30) consecutive days; or

                  (m) if the Borrower or any Subsidiary shall be indicted for, convicted of or plead NOLO CONTENDERE to any criminal offense; or

                  (n) the occurrence of a Material Adverse Effect.

         SECTION 7.02. REMEDIES. Upon the occurrence of any Event of Default, and at all times thereafter during the continuance thereof: (a) the Notes, and any and all other Obligations, shall, at the Lender's option (except in the case of Sections 7.01(f) and 7.01(g) hereof, the occurrence of which shall automatically effect acceleration, regardless of any action or forbearance in respect of any prior or ongoing Default or Event of Default which may be inconsistent with such automatic acceleration), become immediately due and payable, both as to principal, interest and other charges, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes or other evidence of such Obligations to the contrary notwithstanding, (b) all outstanding Obligations under the Notes, and all other outstanding Obligations, shall bear interest at the default rates of interest provided in the Notes, (c) the Lender may file suit against the Borrower on the Notes and against the Borrower and the Subsidiaries under the other Loan Documents and/or seek specific performance or injunctive relief thereunder (whether or not a remedy exists at law or is adequate), (d) the Lender shall have the right, in accordance with the Security Documents, to exercise any and all remedies in respect of such or all of the Collateral as the Lender may determine in its discretion (without any requirement of marshalling of assets or other such requirement, all of which are hereby waived by the Borrower), and (e) the Revolving Credit Commitment shall, at the Lender's option (except in the case of Sections 7.01(f) and 7/01(g) hereof, the occurrence of which shall automatically effect termination, regardless of any action or forbearance in respect of any prior or ongoing Default or Event of Default which may be inconsistent with such automatic termination), be immediately terminated or reduced, and the Lender shall be under no further obligation to consider making any further Advances.

VIII.    PARTICIPATING LENDERS; ASSIGNMENT.

         SECTION 8.01. PARTICIPATIONS. Anything in this Agreement to the contrary notwithstanding, the Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, transfer, assign or grant participating interests in the Loans as the Lender shall in its sole discretion determine, to such other Persons (the "PARTICIPANTS") as the Lender may determine. Notwithstanding the granting of any such participating interests: (a) the Borrower shall look solely to the Lender for all purposes of this Agreement and the transactions contemplated hereby, (b) the Borrower shall at all times have the right to rely upon any waivers or consents signed by the Lender as being binding upon all of the Participants, and
(c) all communications in respect of this Agreement and such transactions shall remain solely between the Borrower and the Lender (exclusive of Participants) hereunder.

         SECTION 8.02. TRANSFER AND ASSIGNMENT. Anything in this Agreement to the contrary notwithstanding, the Lender may, at any time and from time to time, subject to Section 8.03 below, without in any manner affecting or impairing the validity of any Obligations, transfer and assign all or any portion of its interest in this Agreement, the Notes and the other Loan Documents to any Person (an "ASSIGNEE LENDER") as the Lender may determine. Upon any such transfer or assignment, the Assignee Lender shall be deemed to succeed (to the extent of the interest assigned) to the rights and obligations of the Lender for all purposes of this Agreement. In the event of any transfer and assignment of the Lender's entire interest in this Agreement, the Notes and the Security Documents, the Lender shall be replaced by the Assignee Lender as "Secured Party" under the Collateral Agreement and all other Security Documents.

         SECTION 8.03. RECORDATION OF ASSIGNMENT. In respect of any negotiation, transfer or assignment of all or any portion of any Lender's interest in this Agreement, any Note and/or any other Loan Documents at any time and from time to time, the following provisions shall be applicable:

                  (a) The Borrower, or any agent appointed by the Borrower, shall maintain a register (the "REGISTER") in which there shall be recorded the name and address of each Person holding any Note(s) hereunder or any commitment to lend hereunder, and the principal amount payable to such Person under such Person's Note(s) or committed by such Person under such Person's lending commitment. The Borrower hereby irrevocably appoints the Lender (and/or any subsequent Lender appointed by the Lender then maintaining the Register) as the Borrower's agent for the purpose of maintaining the Register.

                  (b) In connection with any negotiation, transfer or assignment as aforesaid, the transferor/assignor shall deliver to the Lender then maintaining the Register an assignment and assumption agreement executed by the transferor/assignor and the transferee/assignee, setting forth the specifics of the subject transaction, including but not limited to the amount and nature of Obligations and/or lending commitments being transferred or assigned (and being assumed, as applicable), and the proposed effective date of such transfer or assignment and the related assumption (if applicable).

                  (c) Subject to receipt of completed tax forms (indicating withholding status, or exemption from withholding, as applicable, of the transferee/assignee) reasonably required by the Person then maintaining the Register, and (if required by such Person) surrender of the negotiated, transferred or assigned Note(s) for reissuance by the Borrower, such Person shall record the subject transfer, assignment and assumption in the Register. Anything contained in any Note or other Loan Document to the contrary notwithstanding, no negotiation, transfer or assignment shall be effective until it is recorded in the Register pursuant to this Section 8.03(c). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error; and the Borrower and each Lender shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

IX.      MISCELLANEOUS

         SECTION 9.01. SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Loans and the execution and delivery to the Lender of the Notes, and shall continue in full force and effect for so long as the Notes or any other Obligations are outstanding and unpaid or the Revolving Credit Commitment remains outstanding. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrower shall inure to the benefit of the successors and assigns of the Lender.

         SECTION 9.02. INDEMNIFICATION. The Borrower shall indemnify the Lender and its directors, officers, employees, attorneys and agents against, and shall hold the Lender and such Persons harmless from, any and all losses, claims, damages and liabilities and related expenses, including reasonable counsel fees and expenses, incurred by the Lender or any such Person arising out of, in any way connected with, or as a result of: (a) the use of any of the proceeds of the Loans made by the Lender to the Borrower; (b) this Agreement, the ownership and operation of the Borrower's and any Subsidiary's assets, including all Real Properties and improvements or any Contract, the performance by the Borrower or any other Person of their respective obligations thereunder, and the consummation of the transactions contemplated by this Agreement; (c) any finder's fee, brokerage commission of other such obligation payable or alleged to be payable in respect of the transactions contemplated by this Agreement which arises or is alleged to arise from any agreement, action or conduct of the Borrower or any of its Affiliates, and/or (d) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Lender or its directors, officers, managers, employees, attorneys or agents are a party thereto; PROVIDED that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from (i) any unexcused breach by the Lender of any of its obligations under this Agreement,
(ii) the willful misconduct or gross negligence of the Lender as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (iii) the breach of any commitment or legal obligation of the Lender to any Person other than the Borrower or its Affiliates, PROVIDED that such breach is determined pursuant to a final and nonappealable decision of a court of competent jurisdiction. The foregoing indemnity shall remain operative and in full force and effect regardless of the expiration or any termination of this Agreement, the consummation of the transactions contemplated by this Agreement, the repayment of the Loans, the invalidity or unenforceability of any term or provision of any Loan Document, any investigation made by or on behalf of the Lender, and the content or accuracy of any representation or warranty made by the Borrower or any Subsidiary in any Loan Document. All amounts due under this Section 9.02 shall be payable on written demand therefor.

         SECTION 9.03. GOVERNING LAW. This Agreement and the other Loan Documents shall (irrespective of where same are executed and delivered) be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

         SECTION 9.04. WAIVER AND AMENDMENT. Neither any modification or waiver of any provision of this Agreement, the Notes, or any other Loan Document, nor any consent to any departure by the Borrower or any Subsidiary therefrom, shall in any event be effective unless the same shall be set forth in writing duly signed or acknowledged by the Lender (or, in the event that there are multiple Lenders at any time, Lenders holding a majority of the outstanding principal balance of the Term Loan and the maximum Revolving Credit Commitment) and all parties to such Loan Document, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given. No notice to or demand on the Borrower in any instance shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances.

         SECTION 9.05. RESERVATION OF REMEDIES. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under the Notes or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

         SECTION 9.06. NOTICES. All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder shall be in writing (which may include telegraphic or telecopied communication) and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or telegraphed or telecopied by facsimile transmission to the applicable party at its address or telecopier number indicated below.

                  If to the Lender:

                           Bluefin Capital, LLC
                           One North Clematis, Suite 300
                           West Palm Beach, FL 33401
                           Attention: Chief Financial Officer
                           Telecopier: (212) 829-5986

                  with a copy to:

                           Greenberg Traurig, LLP
                           200 Park Avenue
                           New York, New York  10166
                           Attention:  Shahe Sinanian, Esq.
                           Telecopier: (212) 801-6400


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


                  If to the Borrower:

                           Tag-It Pacific, Inc.
                           21900 Burbank Blvd., Suite 270
                           Woodland Hills, California  91367
                           Attention:  Lonnie D. Schell, CFO
                           Telecopier:  (818) 844-4110

                  with a copy to:

                           Stubbs Alderton & Markiles, LLP
                           15260 Ventura Boulevard, 20th Floor
                           Sherman Oaks, California 91403
                           Attention:  Jonathan R. Hodes, Esq.
                           Telecopier: (818) 474-8608

or, as to each party, at such other address or telecopier number as shall be designated by such party in a written notice to the other party delivered as aforesaid. All such notices, requests, demands and other communications shall be deemed given (a) when personally delivered, (b) three (3) Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (c) one (1) Business Day after being delivered to the telegraph company or overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender, or (d) when sent by facsimile transmission to a telecopier number designated by such addressee.

         SECTION 9.07. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not assign any of its rights or obligations hereunder without the prior written consent of the Lender.

         SECTION 9.08. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. The Borrower hereby consents to the jurisdiction of all courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Agreement, any other Loan Document, any other agreements, instruments, certificates or other documents executed in connection herewith or therewith, or any of the transactions contemplated hereby or thereby, or any of the Borrower's or any Subsidiary's obligations hereunder or thereunder. The Borrower hereby waives the right to interpose any counterclaims (other than compulsory counterclaims) in any action brought by the Lender hereunder or in respect of any other Loan Document, provided that this waiver shall not preclude the Borrower from pursuing any such claims by means of separate proceedings. THE BORROWER HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS WHICH IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS, AND ALSO WAIVES TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. The Lender may file a copy of this Agreement as evidence of the foregoing waiver of right to jury trial.


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         SECTION 9.09. CERTAIN WAIVERS.  The Borrower and the Lender each hereby waives any claims for special, consequential or punitive damages in any way arising out of or relating to this Agreement, any of the other Loan Documents, or any breach hereof or thereof.

         SECTION 9.10. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

         SECTION 9.11. CAPTIONS. The Article and Section headings in this Agreement are included herein for convenience of reference only, and shall not affect the construction or interpretation of any provision of this Agreement.

         SECTION 9.12. SOLE AND ENTIRE AGREEMENT. This Agreement, the Notes, the other Loan Documents, and the other agreements, instruments, certificates and documents referred to or described herein and therein constitute the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersede all prior discussions, agreements and understandings of every kind and nature between the parties as to such subject matter.

         SECTION 9.13. CONFIDENTIALITY. The Lender shall not disclose any Confidential Information to any Person, or use Confidential Information except in connection with the administration of this Agreement and the other Loan Documents, without the prior written consent of the Borrower; PROVIDED, HOWEVER, that nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated hereby, or the disclosure of any information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for the Lender, (c) to bank examiners, auditors, accountants or, if required by law, any regulatory authority, (d) to the officers, partners, managers, directors, employees, agents and advisors (including independent auditors and counsel) of the Lender, (e) in connection with any litigation which relates to this Agreement to which the Lender is a party, (f) to a subsidiary or Affiliate of the Lender, or (g) to any assignee or participant (or prospective assignee or participant) which agrees to be bound by this Section 9.13, AND FURTHER provided, that in no event shall the Lender be obligated or required to return any materials furnished by the Borrower. The obligations of the Lender under this Section 9.13 shall supersede and replace the obligations of the Lender under any confidentiality letter in respect of this financing previously signed and delivered by the Lender to the Borrower. In no event shall the Lender trade in any securities of the Borrower using non-public information of the Borrower.

         SECTION 9.14. COUNTERPARTS; FAX SIGNATURES. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Agreement may be executed by fax signatures, each of which shall be fully binding on the signing party.

               [The remainder of this page is intentionally blank]


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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officer as of the day and year first written above.


                           BLUEFIN CAPITAL, LLC

                           By:      /S/ LARRY E. LENIG, JR.
                              --------------------------------------------------
                                Name: Larry E. Lenig, Jr.
                                Title: Senior Partner/Portfolio Manager


                           TAG-IT PACIFIC, INC.

                           By:      /S/ LONNIE D. SCHNELL
                              --------------------------------------------------
                                Name: Lonnie D. Schnell
                                Title: Chief Financial Officer


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